EXHIBIT 2

Oi S.A.

CNPJ/MF Nº 76.535.764/0001-43

Identification Number of Companies Registration (NIRE) 3330029520-8

CVM Code no. 11312

Publicly-Held Corporation

Management's Proposal to be submitted for approval at the Extraordinary General Meeting to be held on March 19, 2019, pursuant to Brazilian Securities Commission (CVM) Ruling No. 480/09 and CVM Ruling 481/09.

Dear Shareholders:

Oi S.A.’s management (“Oi” or “Company”) sends this Management’s Proposal related to the Extraordinary General Meeting to be held on March 19, 2019, at 10 AM, at the Company’s headquarters, in compliance with CVM Ruling 481 and Law 6,404/76, as per the Notice of Meeting published on this date (“Meeting”):

(i) To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), a wholly-owned subsidiary of the Company, to be merged into the shareholders’ equity of the Company (“Appraisal Report”):

The Company’s management proposes the ratification of the appointment and hiring, by Oi’s management, of the specialized company Valore Consultoria e Avaliações Ltda., CNPJ No. 28.104.680/0001-02 (“Meden”) to prepare an appraisal report on the carrying value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), to be merged into the Company’s equity (“Appraisal Report”).

The information on the appraisers, as required by Exhibit 21 of CVM Ruling 481/09, is available on Exhibit II of this Proposal.

(ii) Review, discuss, and vote on the Appraisal Report prepared by Meden:

The management proposes the approval, for the purpose of merging Copart 5 into the Company, of the Appraisal Report, whose base-date is November 30, 2018, which is the Exhibit IV Of this Proposal.

(iii) Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents:

The Company’s management proposes the approval of the Protocol and Justification of Merger of Copart 5 Participações S.A. into Oi S.A., as well as its exhibits and relevant documents, which reflect the terms and conditions of the merger of Copart 5 into the Company (“Protocol and Justification”), as per Exhibit V.

 (iv) Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company:

The Company’s management submits to the approval of its shareholders the proposal of merger of Copart 5 into Oi, in accordance with the terms and conditions of the Protocol and Justification. Due to said merger, Copart 5 will no longer exist and Oi will succeed it universally, in relation to all its assets, rights and obligations.

The management informs that the merger of Copart 5 into Oi will not result in an increase to the shareholders’ equity of Oi, since all shares of Copart 5 are directly held by Oi, which already has the consolidated registration of the Absorbed Company, under the equity method, in its consolidated financial statements. Therefore, Oi’s capital stock will not be changed because of the Merger, and no new shares will be issued, so no the current shareholders of Oi will suffer no dilution.

The main terms and conditions, as required by article 20-A of CVM Ruling 481 are described in Exhibit VI of this proposal.

(v) To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement:

The Company’s management submits to the Company’s shareholders approval a proposal to amend the head provision of article 5 of the Articles of Incorporation, as indicated in Exhibit VIII of this proposal, which containing the origin and justification for the amendment and the comparison with the current wording of the Articles of Incorporation, in order to reflect (i) the issuance of one hundred and sixteen million, one hundred and eighty-nine thousand, three hundred and forty (116,189,340) common shares, nominatives and with no par value, due to the use of the subscription warrants issued by the Company in the scope of the capital increase carried out with the Capitalization of Qualified Bondholders' Unsecured Credits and approved and ratified by the Board of Directors in the meetings held on March 5, and July 20, 2018 as per clauses 4.3.3.5 and 4.3.3.6 of the Judicial Reorganization Plan, (ii) the completion and ratification of the Capital Increase - New Resources, as per Clause 6.1 of the Company’s Judicial Reorganization Plan, upon issuance of three billion, two hundred and twenty-five million, eight hundred and six thousand, four hundred and fifty-one (3,225,806,451) new common shares, nominatives and with no par value, for the issuance price of one Real and twenty-four centavos (BRL 1.24), totaling four billion Reais (BRL 4,000,000,000.00), as well as (iii) the issuance of two hundred and seventy-two million, one hundred and forty-eight thousand, seven hundred and five (272,148,705) new common shares, nominatives and with no par value, for the issuance price of one Real and twenty-four centavos (BRL 1.24) per share, regarding the commitment premium set forth in clause 6.1.1.3 of the Judicial Reorganization Plan and in the Backstop Agreement.

(iv) Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date:

As per article 30, sole paragraph, of the Company’s Articles of Incorporation and article 150 of the Corporation Law, and the clauses 9.3 and 9.6 of the Judicial Reorganization Plan, the Company’s Board of Directors, due to the vacancy in one of the positions of the Board of Directors, approved the appointment of Mr. Roger Solé Rafols as member of the Board of Directors, in a meeting held on October 4, 2018, which became effective on December 5, 2018, upon approval by the Brazilian Telecommunications Agency (Anatel) of the request for prior consent made by the Company, as disclosed in the Market Communication.

Therefore, the Company’s management proposes the election of Mr. Roger Solé Rafols as member of the Board of Directors be confirmed, to complement the ongoing term.

Once elected, the Company's Board of Directors shall have the following composition:

EFFECTIVE
Eleazar de Carvalho Filho (Chairman)
Marcos Grodetzky (Vice-Chairman)
Henrique José Fernandes Luz
José Mauro Mettrau Carneiro da Cunha
Marcos Bastos Rocha
Maria Helena dos Santos Fernandes de Santana
Paulino do Rego Barros Jr
Ricardo Reisen de Pinho
Rodrigo Modesto de Abreu
Wallim Cruz de Vasconcellos Junior
Roger Solé Rafols

The information related to the professional experience of the candidate is available in Exhibit IX of this Proposal, pursuant to items 12.5 to 12.10 of the Reference Form and pursuant to CVM Ruling No. 481/09.

Chairman of the Board of Directors

Oi S.A. – Under Judicial Reorganization

EXHIBIT I

(CALL NOTICE)

CALL NOTICE	8

EXHIBIT II

INFORMATION ON APPRAISERS

(as per Exhibit 21 of CVM Ruling 481)

Information on appraisers	11

 EXHIBIT III

Commercial Proposal

Commercial Proposal	13

EXHIBIT IV

Appraisal Report

Appraisal Report	14

EXHIBIT V

PROTOCOL AND JUSTIFICATION OF MERGER OF COPART 5

Protocol and Justification of Merger of Copart 5	15

 EXHIBIT VI

INFORMATION ON THE MERGER

(as per Exhibit 20-A of CVM Ruling 481)

Information on the merger	21

EXHIBIT VII

Copy of the minutes of the Board of Directors and FISCAL COUNCIL’s Meeting

Minutes of the Board of Directors	35
Minutes of the Fiscal Council	37

EXHIBIT VIII

(ARTICLES OF INCORPORATION)

Origin and Justification of the Proposal of Amendment	40
Copy of the Company’s Articles of Incorporation containing the proposed amendments	42

EXHIBIT IX

(ITEM 12.5 TO 12.10 OF THE REFERENCE FORM)

Indicate in a chart the information of item 12.5 of the Reference Form	62
Meeting attendance percentage (members of the Board of Directors and Fiscal Council)	63
Information of item 12.5 in relation to the members of committees created by the articles of incorporation, audit, financial risk and compensation	63

Meeting attendance percentage (members of the committees)	64
Kinship	64
Relationships of subordination, provision of services or control between managers and controlled companies, controlling companies and others	65

EXHIBIT I

Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

NIRE 3330029520-8

Publicly held Company

CALL NOTICE FOR THE

EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) hereby calls the Shareholders to an Extraordinary General Shareholders Meeting, to be held on March 19, 2019, at 10 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, City and State of Rio de Janeiro, to discuss the following agenda:

(1)   To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), a wholly-owned subsidiary of the Company, to be merged into the shareholders’ equity of the Company (“Appraisal Report”);

(2)   Review, discuss, and vote on the Appraisal Report prepared by Meden;

(3)   Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents;

(4)   Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company;

(5)   To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement; and

(6)   Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date.

General Instructions:

1. The documentation and information relating to matters that are going to be deliberated at the Meeting are available at the Company’s headquarters, in the Shareholders’ Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br) pursuant to CVM Instruction 481/09, and at B3 (http://www.bmfbovespa.com.br/), with the purpose of examination by the Shareholders.

2. The Shareholder who wishes to personally attend the Meeting or to be represented by an attorney-in-fact, is requested to deposit the following documents at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City of Rio de Janeiro- RJ, from 9 a.m to 12 p.m. or from 2 p.m. to 6 p.m., within a period of up to two (2) business days prior to the Meeting, under the care of the Corporate and M&A Management: (i) In the case of a Legal Entity: certified copies of the Articles of Incorporation or Bylaws or Articles of Association, minutes of the election of the Board of Directors (when applicable) and of the election of the Board of Directors that contains the election of the legal representative(s) present at the Meeting; (ii) In the case of an Individual Taxpayer Person: certified copies of the Shareholder’s Identification Document and the Individual Taxpayer Registration Number (CPF); and (iii) In the case of an Investment Fund: certified copies of the Fund’s Bylaws and Instruments of Incorporation or the Fund’s manager Bylaws or Articles of Association, as well as the minutes of the election of the legal representative(s) present at the Meeting. In addition to this, the documents indicated in (i), (ii) and (iii) are also required, as the case may be, when the Shareholder is represented by an attorney-in-fact, he or she shall forward with such documents the respective mandate, and with special powers and recognized signatures, as well as certified copies of the Attorney-in-fact’s Identification Document and Individual Taxpayer Registration Number (CPF). The measure is intended to grant speed to the Shareholders present at the Meeting. The holders of preferred shares shall on have the right to vote in all matters subject to deliberation and included in the Agenda of the Extraordinary General Shareholders Meeting convened, pursuant to paragraph 3 of article 13 of the Company’s Bylaws and paragraph 1 of article 111 of Law 6,404 / 76, and shall vote jointly with the common shares.

3. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to participate in the Meeting must submit statement issued up to two (2) business days prior to its realization, containing a respective equity interest, provided by the custodian body.

4. Finally, in order to facilitate and encourage the participation of its shareholders in the Extraordinary General Shareholders Meeting and, in accordance with the rules of the Brazilian Securities and Exchange Commission (“CVM”), in particular CVM Instruction 481/09, amended by CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, which is provided by the Company on its Investor Relations website, as well as on the website of the CVM and B3, together with the other documents that are to be discussed at the Extraordinary General Shareholders Meeting, subject to the guidelines contained in the Distance Voting Bulletin.

Rio de Janeiro, February 15, 2019.

Eleazar de Carvalho Filho

Chairman of the Board of Directors

EXHIBIT II

INFORMATION ON APPRAISERS

(as per Exhibit 21 of CVM Ruling 481)

1.                   List the evaluators recommended by the management

Valore Consultoria e Avaliações Ltda. (“Meden”) was hired to assess the member’s equity of Copart 5 Participações S.A. – In Judicial Reorganization (“Copart 5”), at book value, to be incorporated to the equity of Oi S.A. – In Judicial Reorganization (“Company”), based on the financial statements of Copart 5 assessed on the reference date of November 30, 2018 (“Reference Date”).

2.                   Describe the qualification of the recommended evaluators

Meden is a limited company organized since July 2017, acting in the market since its organization, providing consulting in the preparation of evaluation reports on member’s equity at book and market value.

Valore Consultoria Empresarial Ltda. is also part of Meden Consultoria group which is focused on the preparation of economic reports, management of fixed assets, valuation of personal and real property, evaluation of intangibles, and other related services.

3.                   Provide copy of work proposals and compensation of the recommended evaluators

A copy of the work proposal and compensation of the evaluator was made available to the Company’s shareholders, through IPE System, and can be verified at CVM’s (www.cvm.gov.br), BM&FBOVESPA’s (www.bovespa.com.br) and the Company’s website.

4.                   Describe any relevant relation in the last 3 (three) years between the recommended evaluators and the parties related to the company, as defined by the accounting rules that deal with this subject.

In the last three years, Meden has prepared the accounting reports of the Net Equity of Rede Conecta Serviço de Rede S.A. and Copart 4 participações SA - In Judicial Reorganization, for the mergers of detailed companies into SEREDE - Serviços de Rede SA and Telemar Norte Leste SA - In Judicial Reorganization, respectively, within the scope of the restructuring process of the Oi Companies provided in the Judicial Reorganization Plan of the Company and its subsidiaries under judicial reorganization.

In addition, Valore Consultoria Empresarial Ltda. also prepared a review report on the economic useful life of the movable assets of the Oi Companies, as well as two reports to meet the demands arising from the Company's judicial recovery.

EXHIBIT III

Commercial Proposal

EXHIBIT IV

Appraisal Report

EXHIBIT V

PROTOCOL AND JUSTIFICATION OF THE MERGER OF COPART 5 PARTICIPAÇÕES S.A. – IN JUDICIAL REORGANIZATION INTO AND WITH OI S.A. – IN JUDICIAL REORGANIZATION

COPART 5 PARTICIPAÇÕES S.A. - IN JUDICIAL REORGANIZATION, a closely-held company, with head office located at Rua General Polidoro, nº 99, 5º andar - parte, Botafogo, Rio de Janeiro/RJ, Taxpayer Identification (CNPJ/MF) Number 12.278.083/0001-64, with its corporate documents filed with the Commercial Registry of the State of Rio de Janeiro ("JUCERJA") under NIRE 3330029428-7, herein represented under its By-laws ("Copart 5"); and

OI S.A. – IN JUDICIAL REORGANIZATION, a publicly-held company with head office at Rua do Lavradio, 71, 2º andar - Centro, in the City and State of Rio de Janeiro, Postal Code (CEP) 20230-070, Taxpayer Identification (CNPJ/MF) Number 76.535.764/0001-43, with its corporate documents filed with JUCERJA under NIRE 33.3.0029520-8, herein represented under its By-laws (referred to individually as "Oi" and, jointly and indistinctly with Copart 5, as the "Parties"),

WHEREAS:

(i)        Copart 5 is a joint-stock company whose sole shareholder is Oi, holding 100% (one hundred percent) of its capital stock. Copart 5’s corporate purpose is the management and leasing of real property, as well as the assignment of rights of any nature, including over real estate, being able to lease, give in usufruct, in whole or in part,  and, finally, perform all acts required for the best use of such assets, including performing maintenance, repair and improvement thereof;

(ii)        Oi is a publicly-held company whose corporate purpose is the offer of telecommunications services and all activities required or useful for the delivery of such services, in accordance with the concessions, authorizations and permits granted to it, Oi being entitled, for achieving its purpose, to include the assets and rights of third parties in its assets, hold equity interests in the capital of other companies, incorporate wholly-owned subsidiaries to perform activities included in its corporate purpose and which are recommended to be decentralized, promote the import of goods and services required for the performance of activities included in its corporate purpose, provide technical assistance services to telecommunications companies, performing activities of common interest, carry out studies and research aimed at the development of the telecommunications sector, enter into contracts and agreements with other companies operating telecommunications services or any persons or entities, aiming to ensure operation of the services, without prejudice to its duties and responsibilities, and perform other activities related or correlated to its corporate purpose;

(iii)       the Parties are undergoing a judicial reorganization process, together with other companies directly or indirectly controlled by Oi (all, jointly, the "Companies under Reorganization"), and their Restated Judicial Reorganization Plan was approved by the General Meeting of Creditors on December 20, 2017 and confirmed by the 7th Corporate Court of the Capital District of the State of Rio de Janeiro on January 8, 2018, according to the decision published on February 5, 2018 (the "JRP");

(iv)       the JRP established the adoption of a series of measures by the Companies under Reorganization with a view to overcoming its momentary economic and financial crisis, among which are the implementation of corporate reorganization operations with a view to optimizing operations and increasing the results of the Companies under Reorganization and other direct and indirect subsidiaries of Oi (all, together with the Companies under Reorganization, the "Oi Companies"), as well as obtaining a more efficient and adequate structure to implement the proposals provided in the JRP and continuing the activities of the Oi Companies;

(v)       the merger of Copart 5 with and into Oi is expressly mentioned in Annex 7.1 of the JRP as one of the corporate reorganization operations that may be carried out by the Companies under Reorganization and will contribute to achieve the goals mentioned in the previous item; and

(vi)       the unification of the operations of the Parties, through the consolidation of the activities developed, will bring considerable administrative and economic benefits, with reduction of costs and generation of synergy gains for greater efficiency in the offer of services, contributing to the achievement by the Oi Companies of the objectives mentioned in item (iv).

The Parties resolve, in compliance with the provisions of articles 224, 225 and 227 of Law No. 6,404/76 (the "Brazilian Corporations Law"), to enter into this Protocol and Justification of the Merger of Copart 5 Participações S.A. - In Judicial Reorganization into and with Oi S.A. - In Judicial Reorganization (the "Protocol and Justification"), aiming to regulate the terms and conditions applicable to the merger of Copart 5 into and with Oi (the "Merger"):

CLAUSE ONE - PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The transaction consists of the merger of Copart 5 by Oi, with the transfer of all shareholders’ equity of Copart 5 to Oi, which shall succeed the former universally, in all its assets, rights and obligations, so that Copart 5 will be terminated, pursuant to articles 227 et seq. of the Brazilian Corporations Law.

1.2. Justification of the  Merger. The purpose of the Merger is to consolidate the activities conducted by the Parties in a single company, which will bring considerable administrative and economic benefits, with rationalization of costs and gains in synergy, for greater efficiency in the offer of services, contributing to the achievement by the Oi Companies of the goals mentioned in item (iv) of the Recitals.

1.3. Copart 5’s account balances. The balances of Copart 5's creditor and debtor accounts shall be transferred to the corresponding accounts in Oi's accounting books, with the necessary adjustments. Thus, Copart 5's assets and liabilities shall be transferred to Oi's equity, and Copart 5 shall be terminated.

CLAUSE TWO - CRITERIA FOR THE APPRAISAL OF THE SHAREHOLDERS’ EQUITY OF COPART 5

2.1. Appraisal of the shareholders’ equity of Copart 5. Copart 5's shareholders' equity was appraised based on its book value, according to the analytical interim balance sheet of the Parties prepared on the base date of November 30, 2018 ("Base Date"), as well as on the analytical opening of the most relevant equity items, among other documents. In compliance with the provisions of articles 226 and 227 of the Brazilian Corporations Law, the specialized company Valore Consultoria e Avaliações Ltda. ("Meden") was selected to undertake the appraisal of the net equity of Copart 5, which shall be absorbed by Oi. The selection and engagement of Meden shall be ratified and approved by Oi, as the sole shareholder of Copart 5, and by Oi's shareholders. As provided in the appraisal report included in Exhibit I (the "Appraisal Report"), the book value of Copart 5's shareholders' equity, on the Base Date, is negative in the amount of R$ 56,361,728.42 (fifty-six million, three hundred and sixty-one thousand, seven hundred and twenty-eight reais and forty-two cents).

2.2. Appraisal at Market Value. Given that 100% (one hundred percent) of the shares issued by Copart 5 are held by Oi, and that Copart 5 does not, therefore, have other shareholders, the preparation and submission of an appraisal report on the net worth of Copart 5 and Oi at market value, as established in article 264 of the Brazilian Corporations Law, as well as the assembly of an independent special committee, provided for in CVM Guiding Opinion No. 35/08, are not required.

2.3. Treatment of Equity Variations. The equity variations occurring in Copart 5 as from the Base Date shall be appropriated in Oi in the accumulated profits or loss account.

CLAUSE THREE - SHARES ISSUED BY ONE COMPANY AND HELD BY ANOTHER AND TREASURY SHARES

3.1. Treatment of Shares issued by one Company and held by the Other. Upon the approval of the Merger and the consequent termination of Copart 5, all shares issued by Copart 5 and held by Oi shall be cancelled. There are no shares issued by Oi held by Copart 5.

3.2. Treatment of treasury shares. Copart 5 has no treasury shares. The Merger shall have no impact on the shares held in treasury by Oi.

CLAUSE FOUR - INCREASE IN THE CAPITAL STOCK OF OI AND NUMBER, TYPE AND CLASS OF SHARES TO BE ALLOCATED

4.1. Copart 5's Net Equity. The book value of the net equity of Copart 5 to be incorporated by Oi is negative in the amount of R$ 56,361,728.42 (fifty-six million, three hundred and sixty-one thousand, seven hundred and twenty-eight reais and forty-two cents).

4.2. Number, Type and Class of Shares to be Allocated. Given that all shares issued by Copart 5 are held by Oi, Copart 5's unsecured liabilities shall not have any effect on Oi's capital stock, as the acquiring company, and there shall be no increase or reduction in its capital stock, nor issuance of new shares of Oi as a result of the Merger and, therefore, the provisions of articles 224, items I and V, of the Brazilian Corporations Law do not apply.

CLAUSE FIVE - APPROVAL BY THE GENERAL MEETINGS OF SHAREHOLDERS OF COPART 5 AND OI

5.1. General Meetings. Extraordinary General Meetings of Shareholders of Copart 5 and Oi shall be held for approval of the Merger, which shall resolve on the Merger.

CLAUSE SIX - MISCELLANEOUS

6.1. No incidence of ITBI. On the Merger, the Inter Vivos Real Estate Transfer Tax (Imposto sobre a Transmissão de Bens Imóveis Inter Vivos) ("ITBI") is not levied, as expressly provided for in article 156, paragraph 2, item I, of the Constitution of the Federative Republic of Brazil, since Oi, as the acquiring company and, consequently, as the acquirer of the real estate properties held by Copart 5, has as its main activity the offer of telecommunications services, as highlighted in item (ii) of the Recitals of this Protocol and Justification.

6.2. Right of Withdrawal. Pursuant to the provisions of article 137 of the Brazilian Corporations Law, the right of withdrawal is ensured to shareholders of the mergee that dissent from the resolution approving the Merger. Given that Oi is the sole shareholder of Copart 5 and the acquiring company, there shall be no exercise of the withdrawal right as a result of the Merger.

6.3. Termination of Copart 5. Upon implementation of the Merger, Copart 5 will be terminated and all its assets, rights, properties, obligations and responsibilities shall be merged into Oi, which shall succeed Copart 5.

6.4. Authorization to the Parties’ Management. Once the Merger is approved by the General Shareholders' Meetings of the Parties, the Parties’ managers shall be authorized to perform any and all acts necessary for implementation and formalization of the Merger, including the transfer of Copart 5's equity, whether assets or liabilities, to Oi.

6.5. Survival of Valid Articles. If any clause, provision, term or condition of this Protocol and Justification is found to be invalid, the other clauses, provisions, terms and conditions not affected by such invalidation shall remain valid.

6.6. Jurisdiction. The Courts of the Central Judiciary District of the Capital of the State of Rio de Janeiro are hereby elected to settle all matters arising from this Protocol and Justification, waiving any other, however privileged it may be or may come to be.

In witness whereof, the parties execute this Protocol and Justification in four (4) counterparts of equal content and form and for one only purpose, together with two witnesses identified below.

Rio de Janeiro, January 23, 2019.

COPART 5 PARTICIPAÇÕES S.A. – IN JUDICIAL REORGANIZATION

____________________________________ Name: Title:	____________________________________ Name: Title:

OI S.A. – IN JUDICIAL REORGANIZATION

____________________________________ Name: Title:	____________________________________ Name: Title:

Witnesses:

____________________________________ Name: Taxpayer Id. N. (CPF):	____________________________________ Name: Taxpayer Id. N. (CPF):

Exhibit I

Accounting appraisal report of the Shareholders’ Equity of

COPART 5 PARTICIPAÇÕES S.A. – IN JUDICIAL REORGANIZATION

EXHIBIT VI

INFORMATION ON THE MERGER

(as per ANNEX 20-A of CVM Ruling 481)

.

1.             Protocol and justification of the operation, under arts. 224 and 225 of Act no. 6.404, of 1976

Protocol and Justification of merger of Copart 5 Participações S.A. – In Judicial Reorganization (“Copart 5”) by Oi S.A. – In Judicial Reorganization (“Merger”) shall be available in Annex V of this Proposal It is also available on the Company's website (www.ri.oi.com.br) and into the Sistemas Empresas NET from CVM (www.cvm.gov.br), in addition to the B3 SA website - Brasil, Bolsa,Balcão (www.b3.com.br).

2. Other agreements, contracts and pre-contracts governing the exercise of the voting right or the transfer of the shares of companies subsisting or resulting from the operation, filed in the headquarters of the company or to which the company controller is a party

There are no other agreements, contracts and pre-contracts regulating the exercise of voting rights or the transfer of shares issued by companies subsisting or resulting from the transaction.

3. Operation description, including:

a.         Terms and conditions

The transaction consists of the merger of Copart 5, wholly-owned subsidiary of Oi, with the full transfer of Copart 5's assets, valued at its book value, to Oi, which will succeed the former universally, in all its assets, rights and obligations, so that Copart 5 will be extinguished, pursuant to articles 227 and following of the Corporations Act. . (“Lei das S.A”) (“Merger”)

Upon the Merger, all the shares representing Copart 5’s capital stock, which are directly held by Oi, as provided for in article 226, paragraph 1, of the Corporations Act, shall be cancelled.

Since it is a merger of company whose shares are fully held by Oi, the merger shall not result in increase of Oi’s equity. Therefore, since Oi has a consolidated registration of Copart 5 in its consolidated financial statements, by equity method, it shall not have its capital stock changed due to the Merger, and there shall be no issuance of new shares or dilution in shares held by Oi’s current shareholders.

The unification of the operations of the Parties, through consolidation of the developed activities, will bring considerable administrative and economic benefits, with reduction of costs and generation of synergy gains for greater efficiency in the offer of services, contributing to achievement by Oi Companies of the objectives mentioned above.

b. Obligations to indemnify:
i. The managers of any involved company There is no obligation to indemnify. ii. If the operation does not occur There is no obligation to indemnify.

c.         Comparative table of the rights, advantages and restrictions of the shares of the companies involved or resulting before and after the operation

Since Oi is the single shareholder, there shall be no issuance of new shares of Oi due to the Merger and all of Oi’s shares shall remain with the same rights and advantages. All Copart 5’s shares shall be cancelled upon Merger.

d. Eventual need of approval by debenturists or other creditors None.
e. Assets and liabilities elements which shall constitute each part of the equity, in the event of spin-off Not applicable, since it is a merger.
f. Intention of the companies resulting from the registration of issuer of securities Not applicable.

4.         Plans for corporate business, notably regarding to specific corporate events intended to be promoted

OI is currently focused on - and shall so remain after the Merger - the operation of telecommunications services and activities necessary or useful for the performance of such services, in accordance with the concessions, authorizations and permissions granted to it, through the activities included in its corporate purpose, maintaining its publicly-held corporation registration.

5. Analysis of the following aspects of the operation:

a.         Description of main expected benefits[1], including: i. Synergies; ii. Tax benefits and iii. Strategic advantages

The Parties are in a court-supervised reorganization together with other companies directly or indirectly controlled by Oi (all, jointly, "Reorganizing Companies"), and their Restated Court-Supervised Reorganization Plan was approved by the General Meeting of Creditors on December 20, 2017 and homologated by the 7th Business Court of the Judiciary District of the State of Rio de Janeiro on January 8, 2018, according to the decision published on February 5, 2018 ("PRJ");

PRJ established the adoption of a series of measures by the Reorganizing Companies with a view to overcoming its current economic and financial crisis, among which are the implementation of corporate reorganization operations with a view to optimizing operations and increasing the results of Reorganizing Companies and other direct and indirect subsidiaries of Oi (all, together with Reorganizing Companies, "Oi Companies"), as well as obtaining a more efficient and adequate structure to implement the proposals provided in the PRJ and to continue the activities of Oi Companies.

The merger of Copart 5 by Oi is expressly mentioned in Annex 7.1 of PRJ as one of the corporate reorganization operations that may be carried out by the Reorganizing Companies and will contribute to achieve the goals mentioned in the previous item.

The unification of the operations of the Parties, through consolidation of the activities developed, will bring considerable administrative and economic benefits, with reduction of costs and generation of synergy gains for greater efficiency in the offer of services, contributing to achievement by Oi Companies of the objectives with a view to optimizing operations and increasing the results of Reorganizing Companies and other direct and indirect subsidiaries of Oi, as well as obtaining a more efficient and adequate structure to implement the proposals provided in PRJ and to continue the activities of Oi Companies.

b. Costs The managers of the Company and Acquired Company estimate that the costs of realizing the Merger will be approximately R$ 143.321,82, including publications and evaluations expenses.

c.         Risk factors

Oi may face unforeseen difficulties of an operational nature, delaying and impairing the returns that are expected with the Merger.

The Company understands that the Merger does not increase the exposure to risks and does not impact the risk factors already disclosed in its Reference Form.

d.         In the case of a transaction with related party possible alternatives that could have been used to achieve the same objectives, indicating the reasons why these alternatives were discarded [2]

The Managers of the Companies evaluated other possible corporate operations, but they decided on the corporate merger as it was the most appropriate one to be implemented in order to achieve the proposed objectives, considering the costs involved and the gains and synergies expected from the operation (item 3, (a)), as well as the fact that Copart 5 is a wholly owned subsidiary of Oi.

e.         Relation of replacement

Not applicable. Considering that the Acquired Company has its shares wholly owned by Oi, and its equity is already reflected in Oi's financial statements, the Merger will not result in a change in Oi's shareholders' equity, nor an increase in its capital stock, no shares shall be issued replacing the Acquired Company's shares, which shall be canceled as a result of the Merger, as provided for in article 226, paragraph 1, of Brazilian Corporate Act.

f.         In operations involving controlling companies, controlled companies or companies under common control

i.          Stock replacement ratio calculated in accordance with art. 264 of Act No. 6,404 of 1976

ii.         Detailed description of the process of trading the replacement ratio and other terms and conditions of the operation

iii.        If the transaction has been preceded, in the last 12 (twelve) months, by an acquisition of control or acquisition of a control block:

•         Comparative analysis of the replacement ratio and price paid on the acquisition of control

•         Reasons for possible differences in assessment in the different operations

iv.        Justification of why the replacement ratio is commutative, with a description of the procedures and criteria adopted to guarantee the commutativity of the operation or, if the substitution ratio is not commutative, payment detail or equivalent measures adopted to ensure adequate compensation

Not applicable, since it is a merger of the company whose shares are wholly owned by Oi, which is why no new shares shall be issued in substitution for the shares of the Acquired Company, which shall be canceled as a result of the Merger, according to item "e" above. Therefore, there shall be no dilution for Oi's shareholders as a result of the Merger.

6. Copy of minutes of all meetings of the board of directors, fiscal council and special committees in which the operation was discussed, including any dissident votes

The Copies of the minutes of the meetings of the Board of Directors, in which the operation was discussed, and of the Fiscal Council, which gave a favorable opinion on the proposed Merger are in the Annex VII of this Proposal and available on the Company's website (http://ri.oi.com.br) and e CVM.

7. Copy of studies, presentations, reports, opinions or appraisal reports of the companies involved in the operation made available to the controlling shareholder at any stage of the operation

Valore Consultoria e Avaliações Ltda. (“Meden”) was hired to prepare the appraisal report at the book value of Copart 5's shareholders' equity, that shall be used on the Copart 5 Merger by the Company. The appraisal report constitutes Annex IV of this Management Proposal.

7.1. Identification of possible conflicts of interest between financial institutions, companies and professionals who have prepared the documents mentioned in item 7 and the companies involved in the operation

Meden stated that it does not have any conflict of interests that undermines the independence of its work.

8. Statutory draft or statutory changes of the companies resulting from the operation Oi's Bylaws shall not be altered as a result of the Merger.

9.    Financial statements used for the purpose of the transaction, in accordance with specific rule

Copart's financial statements used for operations were those corresponding to the period ended on November 30, 2018.

10. Pro forma financial statements prepared for the purpose of the operation, pursuant to the specific rule

Not applicable. Under article 10 of IN CVM 565, since the Merger does not represent a dilution higher than 5% (five percent), since there shall be no issuance of OI shares as a result of the Merger.

11. Document containing information on directly involved companies that are not publicly-held companies, including[3]:

a.            Risk factors, under the terms of items 4.1 and 4.2 [4] of the reference form

The Merger's risk factors are included and mentioned in items 4.1 and 4.2 of the reference form, except for the withdrawal of Copart 5 from the list of Oi Group companies in court-supervised reorganization, since, according to art. 227 of the Brazilian Corporation Act, the acquiring company shall succeed the acquired company in all rights and obligations.

b.           Description of the main changes in the risk factors occurred in the previous year and expectations regarding the reduction or increase in the exposure to risks as a result of the operation, pursuant to item 5.4 of the reference form[5]

After the Merger, the Acquired Company shall be extinguished. There will be no reduction or increase in the exposure to risks as a result of the Merger.

c.            Description of activities, under items 7.1, 7.2, 7.3 and 7.4 of the reference form.

Copart 5 is a wholly-owned subsidiary of the Company and was incorporated to manage and lease real estate, as well as assignment of rights of any nature, including real estate, and it may lease, usufruct, in whole or in part, practice all the necessary acts for the best use of said goods including maintenance, repair and improvement thereof.

3 It is unnecessary to provide the information referred to in this item with respect to companies that meet the following conditions:

(i)     have no liabilities of any kind; and (ii) have as sole assets shares of other companies involved in the operation.

4 Information on market risks should be provided in accordance with item 5.1 of the reference form until the amendments made by CVM Instruction 552 of October 9, 2014, in Annex 24 of CVM Instruction No. 480, of December 7, 2009, come into force on January 1, 2016.

5 Information on market risks should be provided in accordance with point 4.2 of the reference form until the amendments made by CVM Instruction 552 of October 9, 2014, in Annex 24 of CVM Instruction No. 480, of December 7, 2009, come into force on January 1, 2016.

d.           Description of the economic group, under the terms of item 15 of the reference form

Copart 5 is directly controlled by Oi, which holds a 100% interest in its capital stock, and is part of the same "Economic Group" of the Company.

e.            Description of the capital stock, pursuant to item 17.1 of the reference form

Copart 5 is a closely held corporation that has as its sole shareholder Oi, holder of 100% (one hundred percent) of its capital stock.

12.     Description of the capital and control structure after the operation, pursuant to item 15 of the reference form

There shall be no change in the structure of the capital stock and ownership structure of OI after the Merger, since it is a merger of a company whose shares are wholly owned by Oi, with no new shares issued by Oi.

13. Number, class, type and type of the securities of each company involved in the operation held by any other companies involved in the operation, or by persons related to those companies, as defined by the rules dealing with the public offering for the acquisition of shares

OI is the direct holder of all of the shares of the Acquired Company, whose fully subscribed and paid-in capital stock, in the amount of eighty-five million, four hundred and seventy-nine thousand, nine hundred and thirty-three (R$ 85,479,933.24) reais and twenty-four centavos), divided into 1,000 (one thousand) common shares without par value.

14. Exposure of any of the companies involved in the operation, or persons related thereto, as defined by the rules dealing with the public offering for the acquisition of shares, in derivatives referenced in securities issued by the other companies involved in the operation

Not applicable.

15. Report covering all business conducted in the last six (6) months by the persons indicated below with securities issued by the companies involved in the operation:
a. Companies involved in operation
i. Private purchase operations • average price • number of involved shares • involved securities • percentage in relation to the class and type of securities • other relevant conditions

ii.                     Private sale operations

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

iii.                    Purchase operations on regulated markets

•           average price  1,4280

•           number of involved shares  1.800.000

•           involved securities R$ 2.570.333,00

•           percentage in relation to the class and type of securities It represents 1.14% of the PN

•           other relevant conditions

•           Not applicable

iv.                    Sales operations on regulated markets

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

b. Parties related to companies involved in the operation

i.                    Private purchase operations

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

ii.         Private sales operations

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

iii.           Purchase operations on regulated markets

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

iv.      Sales operations on regulated markets

•           average price

•           number of involved shares

•           involved securities

•           percentage in relation to the class and type of securities

•           other relevant conditions

None

16. Document through which the Independent Special Committee submitted its recommendations to the Board of Directors, in case the operation was negotiated pursuant to CVM Guidance Opinion No. 35 of 2008.

Not applicable, since the Merger is not subject to Article 264 of Act 6,404/76 and there shall be no exchange relation, since Oi holds all the shares of the Acquired Company.

Annex 20-A included by CVM Instruction 565, of June 15, 2015.

EXHIBIT VII

Copy of the minutes of the Board of Directors and FISCL COUNCIL’s Meeting

Oi S.A. – In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Publicly-Held Company

EXCERPT OF ITEMS (1.II), (6), (7) AND (8) OF THE MINUTES OF THE 217th MEETING OF THE BOARD OF DIRECTORS HELD ON JANUARY 23, 2019.

As Secretary of the Meeting of the Board of Directors, I hereby CERTIFY that items 1.ii “Board’s Secretariat”, 6 “Incorporation of Copart 5,” 7 “PGMC (General Plan of Competition Goals): Wholesale Office” and 8 “Arrangement Matrix” of the minute of the 217th Meeting of the Board of Directors of Oi S.A.- In Judicial Reorganization held on January 23, 2019, at 9:30h, Praia de Botafogo 300, 11th floor, cj. 1101, Botafogo - Rio de Janeiro, contains the following:

“Regarding sub item (1.ii) of the Order of the day,  the Chairman of the Board informed of the termination of the Secretary of the Board, Mrs. Luciene Sherique Antaki’s maternity leave, recording her return as of the present date, and the Board’s acknowledgment of Mr. José Augusto da Gama Figueira’s dedication during the time he replaced Mrs. Luciene .”

“Turning to item (6) of the Order of the Day, Mr. David Tavares presented the incorporation proposal, by the Company, of its wholly-owned subsidiary Copart 5 Participações S.A – In Judicial Reorganization (“Incorporation”), explaining that such corporate restructuring operation is expressly set forth in the Judicial Reorganization Plan (Clause and Annex 7.1 of the Judicial Reorganization Plan) approved and ratified by the Judicial Reorganization Court. As a result of the Incorporation, the net equity of Copart 5 Participações S.A – In Judicial Reorganization (“Copart 5“), currently negative in R$ 56,361,728.42 (fifty six million, three hundred and sixty one thousand, seven hundred and twenty eight reais and forty two cents), shall be incorporated to the Company’s net worth, without alteration to the share capital and to the number of shares issued by the Company and also without dilution of the current assets of the Company. The Board of Directors unanimously: (i) ratified the choice of hiring Valore Consultoria e Avaliações Ltda., to prepare the valuation of the book equity value of Copart 5; (ii) approved the Protocol and Justification of Copart 5 by the Company, which was previously sent to the members of the Board and filed in the Company; (iii) approved the convocation of the Company’s General Shareholders Meeting for March 19, 2019 in order to deliberate the Incorporation and the applicable documents; and (iv) authorize the Company’s Board of Officers to adopt the necessary measures in order to implement the incorporation. In addition, the members of the Board approved the inclusion in the General Meeting’s agenda the amendment of article 5 of the share capital, so that it reflects the capial increases undertaken, and the ratification of the appointment, on October 4, 2018, of Mr. Roger Solé Rafols to become part of the Board of Directors of the Company”.

“Regarding item (7) of the Order of the Day, considering the regulatory requirement imposed to Oi Group (as a holder of PMS) to formalize, by means of deliberation of the Board of Directors, the existence of a department with the status of an Office, exclusively responsible for all processes of service, commercialization and delivery of the products connected with the Product Reference Offer in the Wholesale Market, Mrs. Adriana Cunha da Costa proposed the ratification of the existence of the Wholesale Office, in compliance with the provision set forth in article 14, paragraph 2 of PGMC’s Annex II. The Board members unanimously approved the proposal. (...).”

“Regarding item (8) of the Order of the Day, the Company proposed that the current Wholesale Matrix be kept for 35 additional days, until the Board of Directors Meeting to take place on February 27, 2019, considering that a proposal was already sent to the Audit, Risks and Control Committee and that the topic will be discussed at the meeting of February 6th. The Board members unanimously approved the proposal.”

The majority members of the Board were present and affixed their signatures: Mr. Marcos Grodetzky (Chairman of the Board), Maria Helena dos Santos F. Santana, Marcos Bastos Rocha, Rodrigo Modesto de Abreu, Paulino do Rego Barros Jr., José Mauro M. Carneiro da Cunha, Roger Solé Rafols, Henrique José Fernandes Luz and Wallim C. de Vasconcellos Junior.

Rio de Janeiro, January 23, 2019.

Luciene Sherique Antaki

Secretary

Oi S.A. – IN JUDICIAL REORGANIZATION

CNPJ/MF 76.535.764/0001-43

NIRE 33.30029520-8

Publicy-Held Company

MINUTES OF THE MEETING OF THE FISCAL COUNCIL

 HELD ON JANUARY 21st, 2019

I. DATE, TIME AND PLACE OF THE MEETING: On the 21st day of January 2019, at 11:00 am, by telephone contact and the materials were previously presented by the Company.

II. CALL NOTICE: Made by individual messages sent to the Fiscal Council.

III. QUORUM AND ATTENDANCE: All members of the Fiscal Council.

IV. BOARD: Chairman of the Meeting: Mr. Pedro Wagner Pereira Coelho.

V. AGENDA: (1) Opine about the new issuance of common shares to be subscribed by Backstop Investors, in accordance with Clause 6.1.1.3 of the reorganization plan approved by the Creditors’ General Meeting and ratified by the Judicial Reorganization Court (“Plan”) (“Capital Increase - New Funds”) and the Subscription and Commitment Agreement attached to the Plan (“Commitment Agreement”); and (2) Incorporation of the Copart 5 Participações S.A. – In Judicial Reorganization by Oi.

VI. RESOLUTIONS: The meeting having started, the members of the Fiscal Council  decided to elect Ms. Daniella Geszikter Ventura to assist with the draft of the minutes. Following to item (1) of the Agenda, having been clarified by the Company to the members of the Fiscal Council that, in accordance with Clause 6.1.1.3 of the Plan and in the Commitment Agreement, in light of the guarantee commitment of the Capital Increase – New Funds undertaken by the Backstop Investors and (i) compliance with the conditions in the plan and in the Commitment Agreement, and (ii) The Backstop Investors representing 84,4% of the total guarantee commitment of the Capital Increase – New Funds, they chose to receive the premium of the commitment in new common shares, in accordance with Clause 6.1.1.3 of the Plan and Clause 5 of the Commitment Agreement, strictly under the plan and the Commitment Agreement that was legally ratified, 272,148,705 new common shares nominative and no par value shall be issued, at the issuance price of one real and twenty four cents (R$ 1,24) per share, determined on the basis of independent negotiation undertaken by Oi’s management and its creditors, which shall be subscribed by Backstop Investors entitled to receive in new common shares the credit related to the premium of the guarantee commitment of the Capital Increase – New Funds owed by the Company to the Backstop Investors. In accordance with the Plan and the Commitment Agreement, the shares shall be issued directly and immediately to Backstop Investors that chose to receive the premium of the commitment in shares, which will be delivered to Itaú Unibanco S.A., as the custody agent of the ADS of the The Bank of New York, CNPJ/MF nº 05.523.773/0001-76, depositary institution of the Company’s Deposit Programs, to be issued to the corresponding ADSs and subsequently assigned to the Backstop Investors, as the case may be. The shares and fractions of ADSs that cannot be delivered to Backstoppers Investors will be sold and proceeds from the sale will be delivered to Backstop Investors. Thus, the Fiscal Council issued opinions on the issuance of the shares, since it follows the provisions of the Judicial Reorganization Plan approved by the creditors and approved by the Judicial Recovery Court that such opinion does not represent a manifestation of the Fiscal Council on the merits of the adopted structure. Item (2) of the Agenda, the Company presented a proposal for incorporating it’s integral subsidiary, Copart 5 Participações S.A – in Judicial Reorganization (“Copart 5”). This corporate reorganization is expressly set forth in the Judicial Reorganization Plan (Clause and annex 7.1 of the Plan) approved and ratified by Judicial Recovery Court. As a result of the Merger, the net assets of Copart 5, which is negative in fifty-six million, three hundred and sixty-one thousand, seven hundred and twenty-eight reais and forty-two cents (R$ 56,361,728.42) will be incorporated to the Company’s assets, without changing the Company’s share capital and the amount of shares issued by the Company and also without the Company’s shareholders dilution. The Fiscal Council issued its favorable opinion on the proposed Incorporation, based on the synergy gains of reduction of costs and tax reduction benefits presented by management, and approved the Protocol and Justification of Copart 5 Merger by Oi, including all the annexes, which stablish the general conditions of the Incorporation. One Protocol and Justification copy is annex in this Minute of the Meeting (Annex 1). The Fiscal Council also agreed unanimously on electing Daniela Maluf Pfeiffer to represent the Fiscal Council in the Extraordinary General Meeting of the Company to be summoned to deliberate the subject.

VII. CLOSING: With nothing further to discuss, the Chairman adjourned the Meeting, and these minutes were drafted, read and approved, and signed by all members of the Fiscal Council and by the Secretary. (/s/) Mr(s). Pedro Wagner Pereira Coelho, Alvaro Bandeira, Daniela Maluf Pfeiffer and Domenica Eisenstein Noronha.

These minutes are a true copy of the original registered in the Company’s books.

Rio de Janeiro, January 21, 2019.

Pedro Wagner Pereira Coelho

(Chairman of the Fiscal Council)

EXHIBIT VIII

Article 11 of CVM Ruling No. 481/09

Origin and Justification of the Proposal of Amendment to the Articles of Incorporation

The chart below summarizes the proposed amendment to the Company’s Articles of Incorporation:

Report on the proposed amendment to

OI S.A.’s Articles of Incorporation.

Below is the report, in a chart, detailing the origin and justification of the proposal of amendment to the Company’s Articles of Incorporation and analyzing its occasional legal and economic effects, as per article 11 of CVM Ruling 481/09:

Current wording of the Articles of Incorporation	Text suggested for the Articles of Incorporation	Justification

Article 5 - The capital stock, fully subscribed and paid is of thirty-two billion, thirty-eight million, four hundred and seventy-one thousand, three hundred and seventy-five Reais (BRL 32,038,471,375.00), represented by  two billion, three hundred and forty million, sixty thousand, five hundred and five (2,340,060,505) shares, of which two billion, one hundred and eighty-two million, three hundred and thirty-three thousand, two hundred and sixty-four (2,182,333,264) are common shares and one hundred and fifty-seven million, seven hundred and twenty-seven thousand, two hundred and forty-one (157,727,241) are preferred shares, all of them registered and with no par value.

Article 5 - The capital stock, fully subscribed and paid is of thirty-two billion, five hundred and thirty-eight million, nine hundred and thirty-seven thousand, three hundred and seventy Reais (BRL 32,538,937,370.00), represented by five billion, nine hundred and fifty-four million, two hundred and five thousand and one (5,954,205,001) shares, of which five billion, seven hundred and ninety-six million, four hundred and seventy-seven thousand, seven hundred and sixty (5,796,477,760) are common shares and one hundred and fifty-seven million, seven hundred and twenty-seven thousand, two hundred and forty-one (157,727,241) are preferred shares, all of them nominatives and with no par value.

The amendment intends to reflect the value and number of shares of the capital stock after completion of the Capital Increases approved by the Board of Directors, within the authorized capital’s limit, in strict compliance with the Judicial Reorganization Plan and the Commitment Agreement, such Capital Increase – Capitalization of Crédits, including the shares related to the subscription warrants issued to the subscribers of the increase, the Capital Increase - New resources, and the increase resulting from the issuance of new shares because of the commitment premium, as set forth in Clause 6.1.1.3 of the Plan and in the Commitment Agreement.

OI S.A.

Corporate Taxpayer’s Registry (CNPJ/MF) No. 76.535.764/0001-43
Board of Trade (NIRE) No. 33.3.0029520-8
Publicly Held Company

Bylaws

CHAPTER I
LEGAL SYSTEM

Article 1 - Oi S.A. (“Company”) is a publicly held company, which is governed by the present Bylaws and applicable legislation.

1st Paragraph - Once the Company is admitted to the special listing segment known as Level 1 Corporate Governance of the B3 S.A. – Brasil, Bolsa, Balcão (“B3”), the Company, its shareholders, management and members of its Audit Committee, shall be subject to the provisions of the Listing Regulations of the Level 1 Corporate Governance of B3 (“Level 1 Listing Regulations”).

2nd Paragraph - The Company, its management and shareholders shall comply with the provisions of the regulations for listed issuers and admission for securities trading, including rules regarding delisting and exclusion from trading securities admitted for trading on organized markets administered by B3.

3rd Paragraph - Capitalized terms, when not defined in these Bylaws, shall have the meaning given to them in the Level 1 Listing Regulations.

Article 2 - The object of the Company is to offer telecommunications services and all activities required or useful for the delivery of these services, in accordance with concessions, authorizations and permits granted thereto.

Sole Paragraph - In connection with achieving of its object, the Company may include goods and rights of third parties in its assets, as well as:

I.              hold equity interests in the capital of other companies;

II.           organize fully-owned subsidiaries for the performance of activities comprising its object, which are recommended to be decentralized;

III.         perform or procure the importation of goods and services that are necessary for the execution of the activities comprised in its object;

IV.        render technical assistance services to other telecommunications companies, performing activities of common interest;

V.           perform research and development activities seeking to develop the telecommunications sector;

VI.        enter into contracts and agreements with other telecommunications service companies or any person or entity, seeking to ensure the operation of its services, without prejudicing its activities and responsibilities; and

VII.      perform other activities related or correlated to the Company’s corporate object.

Article 3 - The Company is headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, and may, by decision of its Board of Executive Officers, in compliance with Article 39, create, change the address and close branches and offices of the Company.

Article 4 - The duration of the Company is indefinite.

CHAPTER II
CAPITAL STOCK

Article 5 - The capital stock, fully subscribed and paid is of thirty-two billion, five hundred and thirty-eight million, nine hundred and thirty-seven thousand, three hundred and seventy Reais (BRL 32,538,937,370.00), represented by five billion, nine hundred and fifty-four million, two hundred and five thousand and one (5,954,205,001) shares, of which five billion, seven hundred and ninety-six million, four hundred and seventy-seven thousand, seven hundred and sixty (5,796,477,760) are common shares and one hundred and fifty-seven million, seven hundred and twenty-seven thousand, two hundred and forty-one (157,727,241) are preferred shares, all of them nominatives and with no par value.

1st Paragraph - The issuance of participation certificates and new preferred shares by the Company is prohibited.

2nd Paragraph - The preferred shares may be converted into common shares, at the time and under the conditions approved by the Board of Directors of the Company.

3rd Paragraph - All of the shares of the Company are book-entry shares, and are held in a deposit account with a financial institution authorized by the Brazilian Securities Commission (Comissão de Valores Mobiliários - “CVM”), on behalf of their holders, and are not available in certificated form.

4th Paragraph - Transfer and registration costs, as well as the cost of service on the book-entry shares may be charged directly to the shareholder by the depositary institution as provided in Article 35, 3rd Paragraph of Law No. 6,404 of December 15, 1976 (“Corporate Law”).

Article 6 - The Company is authorized to increase its capital stock by resolution of the Board of Directors, in common shares, until its capital stock reaches R$38,038,701,741.49, it being understood that the Company may no longer issue preferred shares in capital increases by public or private subscription.

Sole Paragraph - Within the authorized capital limit, the Board of Directors may:

i.        deliberate on the issuance of bonds and debentures convertible into shares; and

ii.    according to a plan approved at a Shareholders’ Meeting, grant an option to purchase stock to its management, employees of the Company or of its subsidiaries and/or individuals who render services to them, without the shareholders having preemptive rights to the subscription of such stock.

Article 7 - Through a resolution of the Shareholders’ Meeting or of the Board of Directors, as the case may be, the Company’s capital stock may be increased by capitalizing profit or reserves.

Sole Paragraph - Any such capitalization shall be made with no alteration to the number of shares issued by the Company.

Article 8 - The capital stock is represented by common and preferred shares, with no par value, and there is no requirement that the shares maintain their current proportions in future capital increases.

Article 9 - Through resolution of a Shareholders’ Meeting or the Board of Directors, as the case may be, the period for exercising the preemptive right for the subscription of shares, subscription of bonds or debentures convertible into shares in the cases provided in Article 172 of the Corporate Law, may be excluded or reduced.

Article 10 - Non-payment by the subscriber of the issuance price as provided in the list or call shall cause it to be legally in default, for the purposes of Articles 106 and 107 of the Corporate Law, being subject to payment of the overdue amount adjusted for inflation in accordance with the fluctuation of the Market Price Index - IGP-M in the shortest period permitted by law, in addition to interest of 12% (twelve percent) per year, “pro rata temporis” and a fine of 10% (ten percent) of the amount overdue, duly adjusted for inflation.

CHAPTER III
SHARES

Article 11 - Each common share is entitled to the right to one vote at the deliberations of the Shareholders’ Meetings.

Sole Paragraph - Ordinary shares entitle their holders to the right to be included in a public offering of shares resulting from the sale of control of the Company at the same price and under the same terms offered to the seller, pursuant to Article 46 of these Bylaws.

Article 12 - The preferred shares have no right to vote and are assured priority in the payment of the minimum and non-cumulative dividend of 6% (six percent) per year calculated as a percentage of the amount resulting from dividing the capital stock by the total number of shares of the Company, or 3% (three percent) per year calculated as a percentage of the book value of shareholders’ equity divided by the total number of shares of the Company, whichever is higher.

1st Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote, through separate voting, in the decisions related to the hiring of foreign entities related to the controlling shareholders, in the specific cases of management service agreements, including technical assistance.

2nd Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote in the decisions related to employment of foreign entities related to the controlling shareholders, in terms of management services, including technical assistance, and the amounts of which shall not exceed in any given year, until the termination of the concession, 0.1% (zero point one percent) of annual sales for the Fixed Switched Telephone Service of the Telecommunication Transport Network.

3rd  Paragraph - The preferred shares shall acquire the right to vote if the Company fails to pay the minimum dividends to which they are entitled for 3 (three) consecutive years, in accordance with the terms of this article.

CHAPTER IV

SHAREHOLDERS’ MEETING

Article 13 - The Shareholders’ Meeting shall be held ordinarily once a year and extraordinarily when convened pursuant to law or to these Bylaws.

Article 14 - The Shareholders’ Meeting shall be convened by the Board of Directors, or the manner in sole paragraph of Article 123 of the Corporate Law.

Article 15 - The Shareholders’ Meeting shall be convened and presided over by the Chairman of the Board of Directors or the individual appointed, either at the time of the Meeting, or in advance, by means of a power of attorney with specific powers. In the absence of the Chairman of the Board of Directors or at the election of the Chairman of the Board of Directors, the Shareholders’ Meeting shall be convened and presided over by the Vice-Chairman of the Board of Directors or whomsoever appointed, or by means of a proxy previously granted with specific powers. In the event of the absence of the Vice-Chairman of the Board or his or her appointment, it shall be incumbent upon any Statutory Officer present to convene and preside over the General Meeting. The Chairman of the meeting, in turn, shall choose the corresponding secretary.

Article 16 - Before convening the Shareholders’ Meeting, the duly identified shareholders shall sign the Shareholders’ Attendance Book.

Sole Paragraph - The signing of the shareholders’ attendance list shall be ended by the Chairman of the Meeting at the time the Shareholders’ Meeting is convened.

Article 17 - The following formal requirements for attendance at the Shareholders’ Meeting will be required to be complied with by the Company and the Board, in addition to the procedures and requirements provided for by law:

(i)  Up to 2 (two) business days prior to the Shareholders’ Meeting, each shareholder shall have sent to the Company, at the address indicated in the Call Notice, proof of or a statement issued by the depositary institution or the custodian, containing its respective equity interest, and issued by the competent body within 3 (three) business days prior to the Shareholders’ Meeting; and (i) if the shareholder is a Legal Entity, certified copies of its Certificate of Incorporation, Bylaws or Articles of Association, the minutes of the meeting electing its Board of Directors (if any) and minutes of the election of the Board of Executive Officers that contains the election of the legal representative(s) attending the Shareholders’ Meeting; or (ii) if the shareholder is an Individual, certified copies of its identity documents and tax identification number; and (iii) if the shareholder is a Fund, certified copies of the regulations of the Fund and the Bylaws or Articles of Association of the manager of the Fund, as well as minutes of the meeting of the election of the legal representative(s) attending the Meeting. In addition to the documents listed in (i), (ii) and (iii), as the case may be, when the shareholder is represented by a proxy, it shall submit along with such documents the respective proxy, with special powers and notarized signature, as well as certified copies of the identity documents and minutes of the meeting of the election of the legal representative who signed the proxy to confirm its powers of representation, in addition to the identity documents and tax identification numbers of the attorney in fact in attendance.

(ii) A copy of the documents referred to in the previous paragraph may be submitted, and the original documents referred to in the subsection above shall be presented to the Company prior to convening the Shareholders’ Meeting.

Article 18 - The resolutions of the Meeting, except as otherwise provided by law or by these Bylaws, shall be taken by a majority vote of those present or represented, not counting abstentions.

Article 19 - The discussions and deliberations of the Shareholders’ Meeting shall be written in the book of minutes, signed by the members of the board and by the shareholders present, which represent, at least, the majority required for the deliberations made.

1st Paragraph - The minutes may be drafted in summarized form, including dissent and objections.

2nd Paragraph - Except for resolutions to the contrary by the Shareholders’ Meeting, the minutes shall be published without signatures of the shareholders.

Article 20 - In addition to the other duties provided by law and by these Bylaws, the Shareholders’ Meeting shall be solely responsible for the following:

(i)        elect and remove members from the Board of Directors and the Audit Committee;

(ii)       establish the aggregate remuneration of members of the Board of Directors and members of the Audit Committee;

(iii)      approve plans to grant stock options to purchase shares to officers and employees of the Company or companies under its direct or indirect control and/or individuals who provide services to the Company;

(iv)         deliberate on the allocation of annual net income and the distribution of dividends;

(v)       authorize management to file for bankruptcy, request bankruptcy protection or file for bankruptcy protection;

(vi)      deliberate on a proposed delisting of the Company from the special listing segment of Level 1 Corporate Governance of B3; and

(vii)     choose the institution or specialized companies to evaluate the Company in the cases provided for in the Corporate Law and in these Bylaws.

CHAPTER V

COMPANY’S MANAGEMENT

Section I
General Rules

Article 21 - Management of the Company shall be overseen by the Board of Directors and by the Board of Executive Officers.

1st Paragraph - The appointment of members of management will not require a guarantee and will be accomplished through execution of the instrument of appointment in the Minutes Book of the Meetings of the Board of Directors or the Board of Executive Officers, as appropriate. The appointment of members of management shall be subject to the prior subscription of the Term of Consent of Management (Termo de Anuência dos Administratores) in accordance with the Level 1 Listing Regulations and the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, and compliance with applicable legal requirements.

2nd Paragraph - The positions of Chairman of the Board of Directors and Chief Executive Officer or principal executive of the Company may not be held by the same person.

Section II
Board of Directors

Article 22 - The Board of Directors is comprised of 11 (eleven) members, all elected and dismissible through the Shareholders’ Meeting, with a combined term of 2 (two) years; reelection permitted.

1st Paragraph - Only the individuals who meet the following, in addition to legal and regulatory requirements, can be elected to serve on the Board of Directors: (i) do not hold positions in companies that may be considered competitors of the Company or its subsidiaries in the marketplace, in particular, on advisory, management and/or audit committees; and (ii) have no conflict of interest with the Company or with its subsidiaries.

2nd Paragraph - Holders of preferred shares shall be entitled to elect, by separate vote, a member of the Board of Directors.

3rd Paragraph - Amendments of the terms set forth in the 2nd Paragraph of this Article shall require separate approval by the holders of preferred shares.

4th Paragraph - The members the Board of Directors shall remain in office after the end of the term until appointment of their replacements.

Article 23 - The Chairman and the Vice-Chairman of the Board of Directors shall be appointed by the Board Members, in the first meeting of the Board of Directors to be held after the General Shareholders’ Meeting that elects the Board Members, in compliance with the provisions of Paragraph 2 of Article 21

1st Paragraph - The Chairman of the Board of Directors shall be responsible for convening the meeting of the Board of Directors and arranging for convening the Shareholders’ Meetings, when approved by the Board of Directors.

2nd Paragraph – In the event of an disability or temporary absence, the Chairman shall be replaced by the Vice-Chairman or, in his absence, by another Director appointed by the Chairman of the Board and, if there is no indication, by other members of the Board.

3rd Paragraph - In the event of a permanent vacancy in the position of Chairman or Vice-Chairman of the Board of Directors, the new chairman will be appointed by the Board of Directors from among its members, at a meeting specially convened for this purpose.

Article 24 - At least 20% (twenty percent) of the members of the Board of Directors shall be Independent Members of the Board of Directors, in the manner prescribed in the Novo Mercado Listing Rules, and expressly declared as such in the minutes of the Shareholders’ Meeting electing them, and shall be considered as independent members of the Board of Directors elected pursuant to the provisions under Article 141, §§ 4 and 5 of the Corporate Law.

Sole Paragraph - When, in connection with the calculation of the percentage referred to in the first paragraph of this Article, the result is a fractional number of members of the Board of Directors, the Company shall round the number to the nearest whole number immediately higher.

Article 25 - Except as provided in Article 26 hereof, the election of members of the Board of Directors will be done through a slate system.

1st Paragraph - In the election covered by this Article, only the following may compete as part of the slates: (a) those nominated by the Board of Directors; or (b) those that are nominated, pursuant to the 3rd Paragraph of this Article, by any shareholder or group of shareholders.

2nd Paragraph - The Board of Directors shall, before or on the day of convening the Shareholders’ Meeting to elect the members of the Board of Directors, disclose the management’s proposal, indicating the members of the proposed slate and post a statement signed by each member of the slate nominated thereby, at the Company, including: (a) his or her complete qualifications; (b) a complete description of his or her professional experience, mentioning professional activities previously performed, as well as professional and academic qualifications; and (c) information about disciplinary and judicial proceedings in which he or she has been convicted in a final and unappealable decision, as well as information, if applicable, on the existence of cases of being barred or conflict of interest, pursuant to Article 147, 3rd Paragraph of the Corporate Law.

3rd Paragraph - The shareholders or group of shareholders who wish to propose another slate to compete for positions on the Board of Directors shall, with at least 5 (five) days before the date set for the Shareholders’ Meeting, submit to the Board of Directors affidavits signed by each of the candidates nominated by them, including the information mentioned in the foregoing paragraph above , and the Board of Directors shall immediately disclose information, by notice published on the Company’s website and electronically submitted to CVM and B3, that the documents related to the other slates submitted are available to the shareholders at the Company’s headquarters.

4th Paragraph - The names of those nominated by the Board of Directors or by shareholders shall be identified, as the case may be, as candidates to be Independent Members of the Board of Directors, subject to the provisions of Article 24 above.

5th Paragraph - The same person may participate in two or more slates, including the one nominated by the Board of Directors.

6th Paragraph - Each shareholder can only vote in favor of one slate, and the candidates of the slate that receives the most votes at the Shareholders’ Meeting shall be declared elected.

Article 26 - In the election of members of the Board of Directors, the shareholders may require, pursuant to law, the adoption of a cumulative voting process, provided they do so at least 48 (forty-eight) hours prior to the Shareholders’ Meeting, subject to the requirements set forth by law and by the CVM regulations.

1st Paragraph - The Company, immediately after receiving such request, shall disclose the information that the election shall be carried out by the cumulative voting process by notices published on its website and electronically submitted to CVM and B3.

2nd Paragraph - Once the Shareholders’ Meeting has been convened, the board will, in view of the signatures in the Shareholders’ Attendance Book and the number of shares held by the shareholders present, calculate the number of votes to which each shareholder is entitled.

3rd Paragraph - In the event of election of the Board of Directors by the cumulative voting process, there will be no elections by slates and the members of the slates referred to in Article 25 shall be considered as candidates for members of the Board of Directors, as well as the candidates that may be nominated by a shareholder who is present at the Shareholders’ Meeting, provided that statements signed by such candidates are submitted to the Shareholders’ Meeting, as provided for in the 2nd Paragraph of Article 25 hereof.

4th Paragraph - Each shareholder shall have the right to accumulate votes assigned to him for a single candidate or distribute them among several candidates, and those who receive the most votes shall be declared elected.

5th Paragraph - The positions that, by virtue of a tie, are not filled, will undergo a new vote, by the same process, adjusting the number of votes for each shareholder, given the number of positions to be filled.

6th Paragraph - Whenever the election has been conducted by a cumulative voting process, the removal of any member of the Board of Directors by the Shareholders’ Meeting shall result in the removal of the other members, and there shall be a new election. In all other cases of vacancy, the first General Shareholders’ Meeting will conduct a new election of all the Board of Directors, in accordance with 3rd paragraph of Article 141 of the Corporate Law.

7th Paragraph - If the Company is under control of a controlling shareholder or group, as defined under Article 116 of the Corporate Law, minority shareholders holding common shares may, as provided for in the 4th Paragraph of Article 141 of the Corporate Law, request the separate election of one member of the Board of Directors, and the rules set forth under Article 26 above shall not apply to such election.

Article 27 - If a member of the Board of Directors who is resident and domiciled abroad is elected, his appointment is subject to having an attorney-in-fact appointed who is resident and domiciled in Brazil, with powers to receive summons in an action that may be brought against him, based on corporate law. The validity of the proxy shall be at least 3 (three) years after termination of the term of the respective member of the Board of Directors.

Article 28 - The Board of Directors shall meet, ordinarily, in accordance with the schedule to be disclosed by the Chairman in the first month of each fiscal year, which shall provide for at least monthly meetings and extraordinary meetings whenever required.

1st Paragraph - Call notices for meetings of the Board of Directors shall be made in writing, by e-mail, letter and/or other electronic means agreed upon by the totality of it members, and must include the place, date and time of the meeting and the agenda.

2nd Paragraph - The Board of Directors’ meetings shall be convened at least 5 (five) days in advance, and, regardless of the call formalities, shall be deemed a regular meeting if attended by all members of the Board of Directors.

3rd Paragraph - In urgent cases, the Chairman of the Board of Directors may convene a meeting of the Board of Directors with less advance notice than that provided for in 2nd Paragraph of this Article.

Article 29 - The meeting of the Board of Directors shall be convened with the presence of a majority of its members and decisions will be taken by majority vote of those present, and the Chairman of the Board in the event of a tie, shall have the casting vote.

Paragraph 1 - The Board members are permitted to attend meetings of the Board via conference call, videoconference, any other means of communication that allows all Directors to see and/or hear each other or, by sending in advance his or her written vote. The Board Member, in such a case, shall be considered present at the meeting to verify the quorum of installation and voting, and such vote shall be considered valid for all legal purposes and incorporated into the minutes of such meeting, which shall be drawn up and signed by all present at the next meeting.

Paragraph 2 - A member of the Board of Directors may not participate in Board of Directors’ resolutions related to matters in which it has conflicting interests with the Company, and shall (i) inform other members of the Board of Directors regarding his or her inability; and (ii) inform, in the minutes of the meeting, the nature and extent of his or her interest.

Article 30 - Except as provided in Article 23, 2nd Paragraph above, in the event of absence, members of the Board of Directors may be replaced by a member of the Board of Directors appointed in writing by the absent Director. The member appointed by the absent Board Member to represent him at a meeting of the Board of Directors shall have, in addition to his own vote, the absentee Board member's vote, except as provided for in Paragraph 1 of Article 29 of these Bylaws.

Sole Paragraph - Considering the provisions of Article 23, 2nd Paragraph above, in the case of a vacancy in a position of a member of the Board of Directors, the provisions of Article 150 of the Corporate Law shall be complied with, except as provided in the 6th Paragraph of Article 26 hereof.

Article 31 - In addition to the duties provided by law and by these Bylaws, the Board of Directors shall be responsible for the following:

i.                          determine the general guidelines of Company and subsidiary business and monitor execution thereof;

ii.                         convene the Shareholders’ Meeting;

iii.                        approve the Company’s and its subsidiaries’ annual budget, and the business goals and strategies provided for the subsequent period;

iv.                       approve the remuneration policy of the Company’s management and employees, setting goals to be achieved in variable remuneration programs, subject to applicable law;

v.                         issue statements and submit the management report and the Board of Executive Officers’ accounts to the Shareholders’ Meeting;

vi.                       elect and dismiss, at any time, Executive Officers and establish their duties, subject to legal and statutory provisions;

vii.                      supervise the management of Executive Officers, examine, at any time, the Company’s books, request information on contracts entered into or to be entered into or on any other acts;

viii.                     appoint and dismiss the independent auditors;

ix.                       approve and amend the Charter of the Board of Directors;

x.                         establish the location of the Company’s headquarters;

xi.                       submit the proposed allocation of net income to the Shareholders’ Meeting;

xii.                      approve the acquisition of shares issued by the Company to be canceled or held in treasury for subsequent sale;

xiii.                     authorize the issue of shares by the Company within the limits authorized under Article 7 hereof, establishing the conditions of issue, including price and payment term;

xiv.                    approve investments and disinvestments by the Company or its subsidiaries in the capital of other companies that exceed the authority of the Board of Executive Officers, as well as authorize minority investments and the entering into of shareholders agreements by the Company and its subsidiaries;

xv.                      approve loans, financing or other transactions resulting in debt to the Company or to its subsidiaries, the value of which exceeds the authority of the Board of Executive Officers;

xvi.                     approve the issuance and cancellation of debentures and the issuance of debentures convertible into shares, within the limit of authorized capital, and of non-convertible debentures of the Company and its subsidiaries;

xvii.                   authorize the Board of Executive Officers to purchase, sell, create liens or encumbrances of any nature on permanent assets, render guarantees generally, enter into contracts of any kind, waive rights and transactions of any kind of the Company and its subsidiaries in amounts equal to or greater than the authority of the Board of Executive Officers;

xviii.                  authorize the granting of security interests or guarantees by the Company and its subsidiaries for obligations to third parties in excess of the amount under the authority of the Board of Executive Officers;

xix.                     approve extraordinary contributions to private pension plans sponsored by the Company or its subsidiaries;

xx.                      to prepare and disclose a reasoned opinion in favor of or against any public offering for acquisition of shares issued by the Company, by a considered opinion, disclosed within 15 (fifteen) days from publication of the notice of a public offering of the acquisition of shares, which shall include at least (a) the appropriateness and opportunity of the public offering to acquire shares with regards to the interest of the Company and the shareholders, including with regards to the price and potential impacts on liquidity of the shares; (b) the strategic plans disclosed by the offering party in relation to the Company; and (c) alternatives to the acceptance of the public offering for the acquisition of shares available on the market, other points that the Board of Directors deems pertinent, as well as the information required by the applicable rules established by the CVM, also including a favorable or contrary opinion to the acceptance of the public offering for the acquisition of shares and the warning that each shareholder is responsible for the final decision of such acceptance;

xxi.                     in view of the commitment of the Company and of the subsidiaries to sustainable development, authorize the practice of pro bono acts on behalf of its employees or the community, at an amount in excess of the authority of the Board of Executive Officers;

xxii.                    nominate the representatives of the governing bodies of pension funds sponsored by the Company or its subsidiaries;

xxiii.                   approve the Charters of the Advisory Committees to the Board of Directors of the Company;

xxiv.                  authorize the granting of stock options to its management, employees or individuals who provide services to the Company, within the limit of authorized capital; and

xxv.                     distribute the remuneration fixed by the Shareholders’ Meeting among the members of the Board of Directors and Board of Executive Officers.

xxvi.                     oversee that the Company, during the licensing term and its renewal, bind itself to assuring the effective existence, on national territory, of centers for deliberation and implementation of strategic, management and technical decisions involved in the accomplishment of the License Agreement of the Public Switched Telephone Network (PSTN), the Authorization Term for Telecommunication Transport Network Service, the Authorization Term for Mobile Highway Telephone Service, and also making this obligation reflect on the composition and the decision making procedures of its management organs.

1st Paragraph - In each fiscal year, at the first meeting following the Ordinary Shareholders’ Meeting, the Board of Directors shall approve the authority of the Company’s Board of Executive Officers and its subsidiaries, according to the duties provided for in this Article.

2nd Paragraph - The Company is prohibited from granting loans or guarantees of any kind to shareholders that are part of the controlling block, to the controlling shareholders thereof to companies under common control, and to companies they directly or indirectly control.

Article 32 - The Board of Directors may create Advisory Committees and appoint their respective members from members of the Board of Directors.

1st Paragraph - The Advisory Committees to be created by the Board of Directors and whose objectives and competencies will also be defined by the Board of Directors, shall be composed of at least 3 and at most 5 members and shall always have a majority composed of Board of Directors of the Company.

2nd Paragraph - Employees and Executive Officers cannot be nominated as members of any Committee.

3rd Paragraph - Whenever the duties of a particular Advisory Committee so require, the Board of Directors may appoint external expert(s) as member(s) of such Committee, provided that he or she is well-recognized for his or her technical qualification and experience in matters subject to the Committee, selected through a process organized by the Company. The external member of the Committee shall be subject to the same duties and responsibilities as the Board Members, within the scope of their actions in the respective Committee.

Article 33 - The Company’s Internal Audit shall be subordinate to the Board of Directors.

Section III

Board of Executive Officers

Article 34 - The Board of Executive Officers shall be comprised of a minimum of 3 (three) and a maximum of 6 (six) members elected by the Board of Directors, and the positions of Chief Executive Officer and Chief Financial Officer shall always be filled, and the remaining Officers shall not have a specific designation.

1st Paragraph - The position of Investor Relations Officer may be exercised together or separately from other positions.

2nd Paragraph - The term of office of Executive Officers shall be 2 (two) years, re-election permitted. The Executive Officers shall remain in office until the appointment of their replacements.

3rd Paragraph - The Board of Executive Officers will act as a joint decision-making body, except for the individual functions of each of its members, in accordance with these Bylaws.

Article 35 - The Executive Officers are responsible for complying with and causing the compliance with the present Bylaws, the resolutions made at the Shareholders’ Meetings, the meetings of the Board of Directors and the meetings of Board of Executive Officers, and perform all acts that shall be necessary for normal operation of the Company.

1st Paragraph - The Chief Executive Officer shall be responsible for the following:

I                               - submitting to the Board of Directors proposals approved at the meetings of the Board of Executive Officers, if applicable;

II                               - keeping the members of the Board of Directors informed of the activities and the progress of corporate business;

III                               - directing and coordinating the activities of the other Executive Officers;

IV                              - providing the casting vote at the meetings of the Board of Executive Officers; and

V                                - performing other activities as conferred by the Board of Directors.

2nd Paragraph - The other Executive Officers shall be responsible for assisting and supporting the Chief Executive Officer in the management of the Company’s business and shall perform the duties assigned to them by the Board of Directors under the guidance and coordination of the Chief Executive Officer.

3rd Paragraph - In the absence or temporary disability of the Chief Executive Officer, he or she will be replaced by any Officer appointed by him or her.

4th Paragraph - Subject to the provisions of the 3rd Paragraph of Article 39, in cases of absence or temporary disability of the Chief Executive Officer and of any Executive Officer appointed by him or her, the position of Chief Executive Officer shall be held by another Executive Officer appointed by the absent or disabled Executive Officer who is, pursuant to the first paragraph of this Article, performing the duties of the Chief Executive Officer.

5th Paragraph - The other members of the Board of Executive Officers will be replaced when absent or temporarily disabled by another Executive Officer appointed by the Board of Executive Officers. The Executive Officer that is replacing another absent Executive Officer shall cast the vote of the absent Executive Officer, in addition to his own vote.

6th Paragraph - The Executive Officers may attend the meetings of the Board of Executive Officers by conference call, video conferencing or by any other means of communication that allows all Executive Officers to see and/or hear each other. In this case, the Executive Officer shall be considered present at the meeting and minutes shall be drawn up to be signed by all present by the next meeting.

Article 36 - In the event of a vacancy in the position of Chief Executive Officer, Chief Financial Officer, Investor Relations Officer or General Counsel, and until the Board of Directors deliberates on the election for the vacant position, the duties of the vacant position will be assumed by the Executive Officer appointed by the Board of Executive Officers.

Article 37 - Subject to the provisions contained herein, the following shall be necessary to bind the Company: (i) the joint signature of 2 (two) Members of the Board of Directors; (ii) the signature of 1 (one) Member of the Board of Directors together with an attorney-in-fact, or (iii) the signature of 2 (two) attorneys-in-fact jointly invested with specific powers. Service of judicial or extrajudicial notifications will be made to the Member of the Board of Directors or a proxy appointed in compliance with this Article.

1st Paragraph - The Company may be represented by only one Executive Officer or one attorney in fact, in the latter case duly authorized in compliance with this Article, to perform the following acts:

i.     - receive and pay amounts owed to and by the Company;

ii.    - issue, negotiate, endorse and discount trade bills related to its sales;

iii.  - sign correspondence that does not create obligations for the Company;

iv.  - represent the Company in Meetings and shareholders’ meetings of companies in which the Company holds a stake;

v.    - represent the Company in court, except for acts that result in waiver of rights; and

vi.  - perform simple administrative routine acts, including with public agencies, mixed capital companies, boards of trade, Labor Courts, INSS (Instituição Nacional de Seguro Social), FGTS (Fundo de Garantia do Tempo de Serviço) and their banks for payment, and others of the same type.

2nd Paragraph - The powers of attorney granted by the Company, which shall be signed by 2 (two) Executive Officers together, shall specify the powers granted and shall have a maximum validity of 1 (one) year, except those with the powers of ad judicia and/or ad judicia et extra clauses and/or power to represent the Company in court or administrative proceedings, which will have a maximum term of indefinite validity.

Article 38 - The Board of Executive Officers, as a collective body, shall be responsible for the following:

i.     establish specific policies and guidelines under the general guidance of the business transactions established by the Board of Directors;

ii.    draft the budget, the manner of its execution and the general plans of the Company, for approval by the Board of Directors;

iii.   examine the proposals of subsidiaries for market development, an investment and budget plan, and submit them to the Board of Directors;

iv.  approve the agenda of proposals of the Company and its subsidiaries to negotiate with the Regulating Body;

v.    examine the management report and accounts of the Board of Executive Officers, as well as the proposal for allocation of net income, submitting them to the Audit Committee, the Independent Auditors and the Board of Directors;

vi.   appoint members of management of the Company’s subsidiaries;

vii. establish voting guidelines in the Shareholders’ Meeting of subsidiaries and associated companies;

viii.  create, close and change the addresses of branches and offices of the Company;

ix.  deliberate on other matters it deems being of joint authority of the Board, or assigned thereto by the Board of Directors; and

x.    approve the performance of acts under the authority of the Board of Executive Officers approved by the Board of Directors.

1st Paragraph - The Chief Executive Officer will be responsible for convening ex officio or at the request of 2 (two) or more Executive Officers and chairing meetings of the Board of Executive Officers.

2nd Paragraph - The Board meeting shall be convened with the presence of a majority of its members and resolutions will be taken by majority vote of those present.

3rd Paragraph - In the absence of the Chief Executive Officer, the Executive Officer nominated in accordance with Article 36, paragraphs 3 and 4, hereof, shall chair the meeting of the Board of Executive Officers, and the alternate Chief Executive Officer shall not cast a vote.

CHAPTER VI
AUDIT COMMITTEE

Article 39 - The Audit Committee is the supervisory body of the Company’s management, and shall be permanent.

Article 40 - The Audit Committee shall be comprised of 3 (three) to 5 (five) members and an equal number of alternates, elected by the Shareholders’ Meeting, pursuant to law, with the duties, powers and remuneration provided by law.

1st Paragraph - The members of the Audit Committee shall be independent, and to this end, shall meet the following requirements: (i) not be or have been in the past three years, an employee or member of management of the Company or a subsidiary or a company under common control (ii) not receive any direct or indirect remuneration from the Company or a subsidiary or a company under common control, except the remuneration for being a member of the Audit Committee.

2nd Paragraph - The appointment of the members of the Audit Committee shall be subject to their prior execution of the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, as well as compliance with applicable legal requirements.

3rd Paragraph - The members of the Audit Committee, at their first meeting, shall elect the Chairman thereof, who shall comply with the resolutions of the body.

4th Paragraph - The Audit Committee may request the Company to appoint qualified staff to act as secretary and provide technical support.

Article 41 - The term of the members of the Audit Committee shall end at the first Ordinary Shareholders’ Meeting subsequent to its formation.

Article 42 - The Audit Committee shall meet, ordinarily, on a quarterly basis and extraordinarily when required, drawing up the minutes of these meetings in the proper book.

1st Paragraph - The meetings shall be convened by the Chairman of the Audit Committee or by 2 (two) of its members together.

2nd Paragraph - Audit Committee meetings shall be convened with the presence of a majority of its members and decisions shall be taken by majority vote of those present, the Chairman of the Committee having the casting vote in the event of a tie.

3rd Paragraph - The members of the Audit Committee may participate in the Shareholders’ Meetings by conference call, video conference or by any other means of communication that allows all members to see and/or hear each other. In this case, the members of the Audit Committee shall be considered present at the meeting and minutes shall be draw up to be signed by all individuals present by the next meeting.

Article 43 - The members of the Audit Committee shall be replaced, in case of temporary absence or vacancy, by their alternates.

Article 44 - Besides cases of death, resignation, removal and others provided by law, the position is considered vacant when a member of the Audit Committee fails to appear without just cause at 2 (two) consecutive meetings or 3 (three) non-consecutive meetings in the fiscal year.

Sole Paragraph - In the event that there is a vacant position of in the Audit Committee and the alternate does not assume the position, the Shareholders’ Meeting will meet immediately to elect a replacement.

Article 45 - The same provisions of the 2nd Paragraph of Article 25 hereof shall apply to members of the Audit Committee.

CHAPTER VII
PUBLIC OFFERINGS

Section I
Sale of Control

Article 46 - Sale of direct or indirect Control of the Company, either through a single transaction or a series of transactions, shall be undertaken pursuant to a condition precedent that the purchaser of control undertakes to carry out a public offering to acquire shares of the other Company shareholders, with the aim to obtain shares issued by the Company held by the other shareholders, subject to the conditions and terms set forth in applicable law and in the regulations in effect and the Novo Mercado Requirements, in order to ensure them equal treatment given to the seller.

Article 47 - The Company shall not register any transfer of shares to the purchaser or to those that may come to hold control for so long as it (they) do not subscribe the Statement of Consent of the Controlling Shareholders referred to under the Level 1 Listing Regulations.

Article 48 - No shareholders’ agreement that provides for the exercise of control may be registered at the Company’s headquarters for so long as its signatories have not signed the Statement of Consent of the Controlling Shareholders referred to under Level 1 Listing Regulations.

Sole Paragraph - A shareholders’ agreement on exercising voting rights that conflicts with the provisions hereof shall not be filed by the Company.

Section II

Cancellation of Registration of a Public Company and Delisting from Markets

Article 49 - The cancellation of the registration as a publicly-held company must be preceded by a public offering for the acquisition of shares, at a fair price, which shall comply with the procedures and requirements established in the Brazilian Corporation Law and in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company.

Article 50 - The Company's exit from Level 1 of Corporate Governance, either voluntarily, compulsorily or by virtue of a corporate reorganization, must be preceded by a public offering for the acquisition of shares that complies with the procedures set forth in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company and the following requirements:

                      I.        the offered price must be fair, therefore, it is possible the request for a new evaluation of the Company, in the form established in Article 4-A of Law 6,404/76; and

                     II.        shareholders holding more than 1/3 (one-third) of the outstanding shares must accept the public offering for acquisition of shares or expressly agree to exit the segment without selling the shares.

1st Paragraph – For the purposes of article 50, item II, of these Bylaws, outstanding shares are considered to be only those shares whose holders expressly agree to exit Level 1 or qualify for the auction of the public tender offer, pursuant to regulation published by the CVM applicable to the public offers of acquisition of publicly-held company for cancellation of registration.

2nd Paragraph -  If the quorum mentioned in item II of the caput is reached: (i) the acceptors of the public offering for acquisition of shares may not be subject to apportionment in the sale of their participation, observing the procedures for exemption from the limits set forth in the regulations issued by the CVM (ii) the offeror will be obliged to acquire remaining outstanding shares for a period of one (1) month, counted from the date of the auction, for the final price of the public offering for the acquisition of shares, updated until the effective payment date, in accordance with the notice and regulations in force, which shall occur no later than fifteen (15) days as of the date of the exercise of the faculty by the shareholder.

3rd Paragraph - The announcement of the public offering referred to in this Article 45 shall be communicated to B3 and disclosed to the market immediately after the Company’s Shareholders’ Meeting that has approved the delisting or approved such restructuring.

4th Paragraph - The carrying out the public offering for acquisition of shares referred to under the heading of this Article shall be dismissed if the Company is delisted from Level 1 Corporate Governance due to the execution of the Company’s participation contract in the special B3 segment known as Level 2 Corporate Governance (“Level 2”) or in the Novo Mercado (“Novo Mercado”) or if the company resulting from corporate restructuring obtains authorization to trade securities at Level 2 or in the Novo Mercado within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting that approved the transaction.

Article 51 -  Voluntary withdrawal from Level 1 may occur independently of the public offering mentioned in Article 50 above, in the event of a waiver approved at a General Meeting, subject to the following requirements:

                      I.        The General Meeting referred to in herein must be installed in the first call with the attendance of shareholders representing at least 2/3 (two thirds) of the total shares outstanding;

                     II.        If the quorum of item I is not reached, the General Meeting may be installed on second call, with the presence of any number of shareholders holding shares in circulation; and

                   III.        The resolution on the exemption from realization of the public offer must occur by a majority of the votes of the shareholders holding outstanding shares present at the General Meeting.

Article 52 - In the event of the sale of the Company's control in the 12 (twelve) months following its exit from Level 1, the seller and the acquirer must, jointly and severally, (i) carry out a public tender offer for the shares issued by the Company by the other shareholders on the date of the exit or settlement of the public offer for exit from Level 1, at the price and under the conditions obtained by the seller, duly updated; or (ii) pay such shareholders the difference, if any, between the price of the public offering of shares accepted by such shareholders and the price obtained by the controlling shareholder in the disposal of its own shares.

Paragraph 1 - For the purpose of applying the obligations set forth in the caput of this Article, the same rules applicable to the sale of control provided for in Articles 46 to 48 of these Bylaws must be observed.

Paragraph 2 - The Company and the controlling shareholder are obligated to record in the Company's Share Registration Book, in relation to shares owned by the controlling shareholder, which obliges the acquirer of the control to comply with the rules set forth in this Article within a maximum period of thirty ) days counted from the disposal of the shares.

Article 53 - The Company, in the event of a voluntary public offering of shares, or the shareholders, in cases where they are responsible for conducting a public offering of shares provided for herein or in the regulations issued by the CVM, may ensure its execution by any shareholder or third party. The Company or the shareholder, as applicable, is not exempt from the obligation to make the public offering of shares until it is concluded, in compliance with applicable rules.

CHAPTER VIII

FISCAL YEAR AND FINANCIAL STATEMENTS

Article 54 - The fiscal year coincides with the calendar year, starting on January 1 and ending on December 31 of each year, and the Board of Executive Officers at the end of each year shall prepare the Balance Sheet and other financial statements as required by law.

Article 55 - The Board of Directors shall present in the Shareholders’ Meeting, together with the financial statements, the proposal for the allocation of the net income of the fiscal year, as set forth by the provisions herein and the law.

Sole Paragraph - 25% (twenty-five percent) of the adjusted net income shall be mandatorily distributed as dividends, as set forth in Article 57 below.

Article 56 - Dividends shall be paid first to the preferred shareholders up to the predetermined limit, subsequently, common shareholders shall be paid up to the amount paid on preferred shares; the balance shall be apportioned for all the shares, under equal conditions.

Article 57 - After subtracting the accumulated losses from the reserve for payment of income tax and, if applicable, the reserve for management’s stake in the annual earnings, net income will be allocated as follows:

a)   5% (five percent) of net income will be allocated to the legal reserve until it reaches 20% (twenty percent) of the capital stock;

b)  a portion corresponding to at least 25% (twenty five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to pay mandatory dividends to shareholders, offsetting the semi-annual and interim dividends that have been declared;

c)   by proposal of the management bodies, a portion corresponding to up to 75% (seventy five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to form the Equity Replenishment Reserve, in order to replenish the capital and equity position of the Company, in order to allow for investments and debt reduction; and

d)  the remaining balance will be allocated as approved by the Shareholders’ Meeting.

Sole Paragraph - The balance of the Equity Replenishment Reserve, added to the balances of the other profit reserves, except the realizable profit reserves and reserves for contingencies, may not exceed 100% (one hundred percent) of the capital stock and upon reaching this limit, the Shareholders’ Meeting may deliberate on the use of excess to increase capital stock or on the distribution of dividends.

Article 58 - The Company may, by resolution of the Board of Directors, pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law No. 9,249, dated 12/26/95. The interest paid will be offset against the amount of the mandatory minimum annual dividend due both to shareholders of common shares and of preferred shares.

1st Paragraph - The dividends and interest on capital covered by the first paragraph of this section will be paid at the times and in the manner specified by the Board of Executive Officers, and any amounts that are not claimed within 3 (three) years after the date of the commencement of payouts shall escheat to the company.

2nd Paragraph - The Board of Directors may authorize the Board of Executive Officers to deliberate on the matter of the first paragraph of this Article.

Article 59 - The Company, by resolution of the Board of Directors may, within the legal limits:

(i)    prepare semiannual or shorter period balance sheets and, based thereon, declare dividends; and

(ii)   declare interim dividends from retained earnings or profit reserves in the most recent annual or semiannual balance sheet.

Article 60 - The Company may, by resolution of the Shareholders’ Meeting, within the legal limits and as specified under the Corporate Law, offer profit sharing to its management and employees.

Sole Paragraph - The Company may, by resolution of the Board of Directors, offer profit sharing to workers, as provided by Law No. 10,101/2000.

CHAPTER IX

LIQUIDATION OF THE COMPANY

Article 61 - The Company will be dissolved, entering into liquidation, in the cases provided for by law or by resolution of the Shareholders’ Meeting, which will determine the manner of liquidation and will elect the liquidator and the audit committee for the liquidation period, establishing the respective fees thereof.

Article 62 - The Company’s corporate bodies shall, within the scope of their duties, take all measures necessary to prevent the company from being barred, for breach of the provisions of Article 68 of Law No. 9,472, and its regulations, from directly or indirectly operating telecommunication service concessions or licenses.

CHAPTER X
ARBITRATION

Article 63 - The Company, its shareholders, managers and members of the Audit Committee undertake to resolve through arbitration, before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado), any and all disputes that may arise between them, related to or arising from, in particular, the application, validity, effectiveness, interpretation, breach and its effects of the provisions of the Corporate Law , the Company’s Bylaws, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the capital markets in general, besides those included in Level 1 Rules, Arbitration Rules, Sanction Rules and the Participation Agreement in Level 1 Corporate Governance.

Sole Paragraph - Notwithstanding the validity of this arbitration clause, the filing of emergency measures by the Parties, prior to formation of the Arbitral Tribunal, shall be submitted to the Legal Department, ensuring that the chosen forum for such measuring is that of the District of the State of Rio de Janeiro.

CHAPTER XI

FINAL AND TEMPORARY PROVISIONS

Article 64 - Exceptionally, notwithstanding Article 24 of these bylaws, the New Board of Directors elected as provided for in Clause 9.3 of the Company's Judicial Reorganization Plan approved at the General Meeting of Creditors held on December 19 and 20, 2017 and ratified by the 7th Corporate Court of the Capital District of the State of Rio de Janeiro by decision rendered on January 8, 2018 and published on February 5, 2018 ("Plan"), shall be composed entirely by Independent Directors, pursuant to Clause 9.3.1 of the Plan.

*****

EXHIBIT IX

(ITEM 12.5 TO 12.10 OF THE REFERENCE FORM)

12.5 - Indicate in a chart:

Board of Directors

Name	Date of Birth	Management body	Date of election	Term of Office	Other positions and duties
performed at the issuer
Roger Solé Rafolfs	4/10/1974	Member of the Board of Directors	10/4/2018	09/17/2020	Strategy Committee
CPF	Occupation	Elective position held	Date of investiture	Was elected by the former controlling company	Description of another position/duty
057.977.907-69	Business administrator	Board of Directors (Effective)	12/05/2018	No	N/A
Consecutive terms			Meeting Attendance Percentage
0			N/A
Professional experience/ Declaration of adverse judgements/ Independence criteria:

Born on 4/10/1974, 20-year experience in telecommunications, in marketing, product development, innovation, strategy and P&L management, Mr. Roger Solé is the Vice-President of Marketing of Sprint Corporation since 2015. Before that, he was the Vice-President of Marketing (2009-2015) and Marketing Consumer Officer (2009-2011) at Tim Brasil, and Marketing Officer - Residential Segment (2006-2008) and Officer of Added Value Products and Services (2001-2006) at Vivo, having also worked at DiamondCluster, currently Oliver Wyman (1996-2001). He holds a Business Bachelor degree and Master in Business Administration by ESADE – Escuela Superior de Administración y Dirección de Empresas, Barcelona, and a post-graduation degree in Audiovisual Companies Management by UPF – Universitat Pompeu Fabra, Instituto Desarrollo Continuo (IDEC), Barcelona. He also attended an MBA exchange program at UCLA - University of California, Los Angeles; Advanced Management Program at IESE Business School, Universidad de Navarra, São Paulo-Barcelona; and a short-term executive education program in Finance and Strategy for Value Creation at Wharton, University of Pennsylvania, Philadelphia.                                                                                                                                       For the past five years, he has not been subject to any criminal conviction, any adverse award in administrative proceedings by CVM, or any conviction made final and unappealable, in the judicial or in the administrative sphere, which has suspended or disqualified the practice of professional or commercial activities.

Independent Member, pursuant to the definition of "Independent Director" set forth in the New Market Regulations of BM&FBovespa, which is adopted by the Company's Articles of Incorporation in its Article 25, Paragraph 1.

12.6 - For each of the persons who worked as sitting members of the board of directors or the audit committees for the last year, inform, in a chart, the percentage of participation in the meetings held by the respective body in the same period, that have occurred after taking office:

Name	Total of meetings held by the Board of Directors since the investiture	Meeting Attendance Percentage
Roger Solé Rafolfs	9	88.89%

12.7 – Provide the information mentioned in item 12.5 in relation to the members of the committees created by the articles of incorporation, as well as the audit, risk, financial and compensation committees, even if such committees or structures are not created by the articles of incorporation:

Members of existing committees of the Company are not being elected.

12.8 - For each of the persons that worked as members of the committees created by the articles of incorporation, as well as the audit, risk, financial and compensation committees, even if such committees or structures are not created by the articles of incorporation, inform, in a chart, the meeting attendance percentage for the meetings held by the respective body in the same period, that have occurred after taking office:

Members of existing committees of the Company are not being elected.

12.9 - Marital Relation, Civil Union or Kinship up to second degree:

a. Company managers

None.

b. (i) Company managers and (ii) managers of directly or indirectly controlled companies of the Company.

None.

c. (i) Company managers or managers of its directly or indirectly controlled companies and (ii) direct or indirect controlling companies of the Company.

None.

d. (i) Company managers and (ii) managers of direct or indirect controlling companies of the Company.

None.

12.10 – Subordination, service or control relationships maintained in the last 3 financial years, between the Company managers and:

a. Company directly or indirectly controlled by the Company.

None.

b. Direct or indirect controlling company of issuer.

None.

c. If relevant, supplier, client, debtor or creditor of the Company, of its controlled or controlling companies or controlled companies of one of such persons.

None.

MEDEN
CONSULTORIA

COPART 5 Participações S.A - Under Court-Supervised Reorganization

Valuation report on the book value of the shareholders' equity ascertained through the accounting books.

1

To the Shareholders and Managers
COPART 5 Participações S.A. – Under Court-Supervised Reorganization,
Rua General Polidoro, 99 – 5º andar – Parte
Botafogo, Rio de Janeiro – RJ

Accounting organization information

1. *Valore Consultoria e Avaliações Ltda. ("Meden Consultoria"), a company organized in the city of Rio de Janeiro, RJ, with address at Beco dos Barbeiros, n. 6, room 202, Taxpayer Identification Number CNPJ/MF 28.104.680/0001-02, registered with the Regional Council of Accountancy of the State of Rio de Janeiro under n. CRC/RJ-007507/0, represented by its undersigned partner, Mr. Paulo Victor Cunha Porto, accountant, holder of Id. Card. N. 22.550.670-8, Taxpayer Identification Number CPF/MF 125.427.977-65 and registered with the Regional Council of Accountancy of Rio de Janeiro under N. CRC/RJ-123458/0-8, residing and domiciled in Rio de Janeiro - RJ, with office located at the same address as the represented party, appointed by the management of COPART 5 Participações S.A. - Under Cour-Supervised Reorganization ("Company") to proceed with valuation of the book shareholders' equity on November 30, 2018, in accordance with Brazilian accounting practices, submits the result of its work as follows.*

Purpose of the valuation

2. *The valuation of the book shareholders' equity as of November 30, 2018 of COPART 5 Participações S.A. - The purpose of the Court-Supervised Reorganization is to support the merger of the book shareholders' equity by its parent company Oi S.A. - Under Court-Supervised Reorganization.*

Management's responsibility for accounting information

3. *The Company's management is responsible for the bookkeeping and preparation of accounting information in accordance with Brazilian accounting practices, as well as for the relevant internal controls that it has determined are necessary to enable preparation of such accounting information free from material misstatement, whether due to fraud or error. The summary of the main accounting practices adopted by the Company is described in Annex II of the valuation report.*

Work scope and accountant's responsibility

4. *Our responsibility is to express a conclusion on the book value of the book value of the Company's shareholders' equity on November 30, 2018, based on the work carried out in accordance with Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which provides for application of examination procedures in the balance sheet for issuing a valuation report. Accordingly, we conducted our audit of the Company's financial statements in accordance with the applicable accounting standards, which require compliance with ethical requirements and planning and performance of the work to obtain reasonable assurance about whether the book value of the shareholders' equity calculated for preparation of our valuation report is free from material misstatement.*

2

5. *Issuance of a valuation report involves the execution of selected procedures to obtain evidence regarding the amounts accounted for. The selected procedures depend on the accountant's judgment, including the assessment of the risks of material misstatement in shareholders' equity, whether due to fraud or error. In those risk assessments, the accountant considers the relevant internal controls for preparation of the Company's balance sheet in order to plan procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls. The work also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management. We believe that the evidence obtained is sufficient and appropriate to support our conclusion.*

Conclusion

6. *Based on the work carried out, we conclude that the negative value of BRL 56,361,728.42 (fifty-six million, three hundred and sixty-one thousand, seven hundred and twenty-eight reais and forty-two cents), according to the balance sheet on November 30, 2018, recorded in the accounting books and summarized in Annex I, represents, in all relevant aspects, the book value of the shareholders' equity of COPART 5 Participações S.A. - Under Court-Supervised Reorganization, evaluated in accordance with Brazilian accounting practices.*

Rio de Janeiro, January 11, 2019.

Valore Consultoria e Avaliações Ltda.
CRC/RJ-007507/O

Paulo Victor Cunha Porto
Accountant
CRC/RJ-123458/O-8

3

MEDEN
CONSULTORIA

ANNEX I

Balance sheet on November 30, 2018 of COPART 5 Participações S.A. - under Court-Supervised Reorganization for the purpose of incorporation of the Shareholders' Equity by Oi S.A. - Under Court-Supervised Reorganization

COPART 5 - PARTICIPAÇÕES S.A. (Under Court-Supervised Reorganization)	ACCOUNTING STATEMENTS
Balance Sheet (In BRL)	BALANCES ON 11/30/2018
CURRENT ASSETS	**122.070.311,79**
Cash and cash equivalents	161,412.43
Accounts Receivable from Related Parties	121.195.404,27
Taxes Receivable	521,369.32
Court Deposits	85,319.43
Amounts Receivable	62.453,18
Advanced Expenses	44.353,16
NON-CURRENT ASSETS	**63.528.274,96**
LONG-TERM ASSETS	**24. 809. 029,1 1**
Credits with Related Parties	8.312.877,85
Assets for Sale	2.866.435,89
Court Deposits	234.019,48
Taxes Receivable	13.395.695,89
INVESTMENTS	**38.719.245,85**
- Lands	18.117.341,33
- Buildings and Erections	13.125.013,55
- Climate Control Equipment	7.476.890,97
TOTAL ASSETS	*185.598.586,75*
CURRENT LIABILITIES	**1 1.428.421,16**
Suppliers	2.000,00
Tax and Labor Obligations	2.103.640,17
Dividends and interest on shareholders' equity payable	3.468.059,54
Related Parties	0,01
Other Liabilities	5.854.721,44
NON-CURRENT LIABILITIES	**230. 531. 894,01**
Loans and Financing	230.531.894,01
SHAREHOLDERS' EQUITY	**(56.361.728,42)**
Capital Stock	85.478.934,64
Profit Reserves	36.770.355,22
Accumulated losses	(178.611.018,28)
TOTAL LIABILITIES	*185.598.586,75*

4

MEDEN CONSULTORIA

ANNEX II

MAIN ACCOUNTING POLICIES OF THE COMPANY

The summary of the main accounting policies adopted by the Company is as follows:

(a) Functional and presentation currency

The Company acts as administrator and lessor of real estate, and the functional currency used in the transactions is the Real (BRL). The balance sheet is presented in Brazilian reais, which is the Company's functional currency.

b) Cash and cash equivalents

This group is represented by the balances of cash in cash in hand and in fixed assets, bank accounts and short-term high-liquidity financial investments (usually with maturity of less than three months), readily convertible into a known cash amount and subject to an insignificant risk of change in value, which are stated at fair value on the closing dates of the years presented and do not exceed market value.

(c) Financial applications

Financial investments are classified according to their purpose in: (i) held for trading; (ii) held to maturity; and (iii) available for sale.

(d) Accounts receivable from related parties

Clients accounts receivable are recorded at the value of the service on the date it is rendered and do not differ from its fair values. Accounts receivable include credits for services rendered and not invoiced up to the balance sheet date.

e) Investment properties

Properties held to earn rentals and/or for capital appreciation are recorded as investment properties. Investment properties are stated at the acquisition cost, less provision for adjustment to realizable value and depreciated based on the life of the assets, when applicable.

f) Deterioration of financial assets

The Company assesses, at the end of the year or at shorter intervals, whether there is objective evidence that a financial asset or a group of financial assets is impaired.

A financial asset or a group of financial assets is considered impaired when there is objective evidence of impairment, such evidence being the result of one or more events that occurred after the initial recognition of the asset, and when there is an impact on estimated future cash flows.

5

MEDEN
CONSULTORIA

g) Credits with related parties

Receivables from related parties are stated at amortized value adjusted for monetary variations, plus interest accrued through the year-end closing date. The balance reflects the fair value of the credit calculated based on the new payment schedule originated from the Court-Supervised Reorganization Plan of the Company.

Oi S.A. and its companies being reorganized.

h) Loans and financing

Loans and financing are stated at the amortized cost restated by monetary variations plus interest incurred through the year-end closing date. The transaction costs incurred are measured at the amortized cost and recognized in liabilities, reducing the balance of loans and financing, and are recorded in income over the term of the contracts. The balance reflects the fair value of the loan calculated based on the new payment schedule originated from the Court-Supervised Reorganization Plan of Oi S.A. and its companies being reorganized.

i) Current and non-current liabilities

They are stated at known or estimated amounts, plus, when applicable, the corresponding charges and monetary variations incurred through the balance sheet date.

j) Revenue recognition

Revenues correspond substantially to the amount of the consideration received or receivable for the provision of services in the regular course of the Company's activities.

k) Recognition of expenses

Expenditure shall be entered in the accounts on the accrual basis and shall be linked to recognition of revenue. Expenses paid in advance referring to future years are deferred according to their respective duration periods.

l) Financial revenues and expenses

Financial revenues are recorded on the accrual basis and represent the effective interest earned on accounts receivable settled after maturity and gains on financial investments. Financial expenses represent the actual interest incurred and other charges on loans and financing and other financial transactions.

m) Income tax and social contribution on current and deferred income

Income tax and social contribution on profits are recorded on the accrual basis.

6

n) Earnings per share

Basic earnings per share are calculated based on earnings for the period attributable to the Company's controlling shareholders and the weighted average number of common shares outstanding in the respective period. Diluted earnings per share are calculated using the average number of outstanding shares, adjusted by the instruments potentially convertible into shares, with dilutive effect, in the periods presented, in accordance with CPC 41.

7

CORPART 5- REAL PROPERTIES ANNEX III

BASE – PERSONAL PROPERTY							
Registration	Address	N.	District	Municipality	UF	IPTU Registration	Book Value
801	BLOCO C	0	PLANALTINA	BRASÍLIA	DF	30876028	R$ 122.572,07
882	AVENIDA BRASIL	4188	-	UMUARAMA	PR	1248500	R$ 97.732,40
1228	RUA PARA ESQ. C/ CEL JOÃO LOPES ZEDES	432	MORRINHOS	MORRINHOS	GO	1100066000071	R$ 21.361,24
1744	AVENIDA NS-1 QD. ACSU SO-20	0	CENTRO	PALMAS	TO	11840000405430	R$ 43.675,35
2656	ÁREA ESPECIAL A	0	LAGO NORTE	BRASÍLIA	DF	30382300	R$ 93.304,62
4154	FAZENDA APUCARANA GRANDE	0		MAUÁ DA SERRA	PR	(vazio)	R$ 28.798,52
5091	QUADRAS 8 E 10	0	SOBRADINHO	BRASÍLIA	DF	15214400	R$ 67.246,36
6658	SHC/AO-SUL, AREA ESPECIAL 02, EA- 06/08	0	CRUZEIRO	BRASÍLIA	DF	3014860X	R$ 61.536,48
6916	LOTE 16	0	GAMA	BRASÍLIA	DF	30070902	R$ 46.518,78
7500	NUC RURAL CASA GRANDE	0	PONTE ALTA NORTE	BRASÍLIA	DF	45760160	R$ 55.625,09
7502	LOTES C1 E C2 DO COMERCIO LOCAL 204	0	SANTA MARIA	SANTA MARIA	RN	47378565	R$ 141.467,00
7666	RUA MANOEL RIBAS	159	MERCÊS	CURITIBA	PR	2000580040006000	R$ 2.469.834,50
9527	R SALDANHA MARINHO	150	CENTRO	PONTA GROSSA	PR	08.6.28.03.0304.001; 8628030320001; 08.6.28.03.0320.001	R$ 18.281,32
9665	RUA SERAFIN AFONSO COSTA	1973		PARANAVAÍ	PR	01010430295001	R$ 23.160,44
11228	RUA OS 18 DO FORTE	0	IMIGRANTES	CAXIAS DO SUL	RS	44090072004000	R$ 124.492,78
13042	AREA ESPECIAL 04	0	GUARÁ	BRASÍLIA	DF	47274425	R$ 271.187,87
13113	RUA NUNES MACHADO	1891	PAROLIN	CURITIBA	PR	8000430564013000	R$ 757.848,86
13357	RUA ENGENHEIRO SCHAMBER	477		PONTA GROSSA	PR	42777	R$ 30.838,77
13389	QNN-33	0	CINELÂNDIA	BRASÍLIA	DF	30414598	R$ 144.731,89
13416	AVENIDA VEREADOR TOALDO TULIO	2119	SANTA FELICIDADE	CURITIBA	PR	60000380038002	R$ 16.413,74
13425	RUA MARECHAL FLORIANO	1037	Francisco Beltrão	FOZ DO IGUAÇU	PR	10153150390001	R$ 25.754,70
13763	TRECHO 02 DO SETOR SMPW/SUL	0	PARK WAY	BRASILIA	DF	30944430	R$ 210.319,20
14603	AVENIDA NS-1 QD. ACSU SO-50	0	CENTRO	PALMAS	TO	1 188 00002 0108 01246	R$ 110.186,63
14755	RUA PRUDENTE DE MORAES	25		UNIÃO DA VITÓRIA	PR	01010790131001	R$ 9.332,02
16613	RUA GUSTAVO SCHIER	216	PINHEIRINHO	CURITIBA	PR	41100060136009 000	R$ 129.723,52
17111	RUA GENERAL OSORIO	3442	Canadá	CASCAVEL	PR	1000800210650	R$ 3.892,88
18033	RUA REPUBLICA ARGENTINA	351	PONTA AGUDA	BLUMENAU	SC	10888; 4124003000010001	R$ 179.173,72
18261	RUA DEPUTADO ATILIO DE ALMEIDA BARBOSA	154	BOA VISTA	CURITIBA	PR	34100980342014000	R$ 81.127,74
18281	GLEBA RIBEIRAO COLOMBO	0		MARINGÁ	PR	(vazio)	R$ 104.915,20
20203	RUA ROCHA POMBO	242		CASCAVEL	PR	118131000	R$ 114.244,63
21674	LOTE 01	0	RIACHO FUNDO I	BRASÍLIA	DF	4754 9 750	R$ 1.553.826,60
22845	AVENIDA PRESIDENTE NEREU RAMOS	120	CENTRO	LAGES	SC	915045100200236002001	R$ 4.812,67
23529	AVENIDA BARAO DO RIO BRANCO	477	CENTRO	JOAÇABA	SC	1010290216001001	R$ 23.795,94
23887	QNM-2	0	CEILÂNDIA	BRASÍLIA	DF	45580367	R$ 63.703,05
23888	EQNP-10/14	0	CEILÂNDIA	BRASÍLIA	DF	45590443	R$ -
23973	AVENIDA MARECHAL DEODORO	3246	JARDIM TIJUCA	CAMPO GRANDE	MS	7660030071	R$ 55.591,76
24530	PRACA JOAQUIM DA S. LEAO (RUA JOAQUIM PEDRO)	324	RIO VERDE	RIO VERDE	GO	2200047000692324691	R$ 220.190,88

MADEM CONSULTORIA 1/4

CORPART 5- REAL PROPERTIES *ANNEX III*

BASE – REAL PROPERTY							
Registration	Address	N.	District	Municipality	UF	IPTU Registration	Book Value
24756	RUA BRUSQUE ESQ. RUA JOÃO BAUER	0	CENTRO	ITAJAÍ	SC	1838	R$ 34.837,66
26170	RUA VISCONDE DO RIO BRANCO	1839	-	SÃO JOSÉ DOS PINHAIS	PR	90180015000	R$ 197.476,98
26732	RUA ANNE FRANK	687	BOQUEIRÃO	CURITIBA	PR	56100560418005	R$ 169.927,11
26912	RUA VISCONDE NACAR	234	MERCÊS	CURITIBA	PR	12000160080013	R$ 293.529,62
27654	RUA NAGIB DAHER	649	-	APUCARANA	PR	1010220197001	R$ 220.218,48
27948	RUA IRMAOS PEREIRA	1031	-	CAMPO MOURAO	PR	101031028900100	R$ 90.660,78
28670	R THEODORO GUIMARÃES	242	BOA VISTA	PONTA GROSSA	PR	13967	R$ 622.197,37
28814	RUA MARGARIDA SLAVIEIRO	285	-	PONTA GROSSA	PR	82947	R$ 95.767,90
30908	RUA 20 DE SETEMBRO	0	CAXIAS DO SUL	CAXIAS DO SUL	RS	44080020005000	R$ 21.658,28
33173	AVENIDA MADRE LEONIA MELITO	2100	Bela Suiça	LONDRINA	PR	6020051103290000	R$ 157.366,36
33263	RUA VISCONDE DE NACAR	1415	CENTRO	CURITIBA	PR	1000530126011000	R$ 594.399,77
34957	AREA ESPECIAL A	0	GUARÁ	BRASÍLIA	DF	18438210	R$ 34.576,69
35187	RUA TAMOIO	684	-	PATO BRANCO	PR	2972000	R$ 87.881,35
35634	RUA GENERAL NETO	0	ANEXO - CTMR	PELOTAS	RS	2008173; 754528	R$ 758.743,91
36770	RUA PROFESSOR JOÃO CANDIDO	556	-	LONDRINA	PR	1030010401760000	R$ 395.033,96
36892	RUA REINALDINO SCHAFFEMBERG QUADROS	593	CRISTO REI	CURITIBA	PR	5000770262000	R$ 31.097,97
37594	AREA ESPECIAL F	0	NÚCLEO BANDEIRANTE	BRASÍLIA	DF	16501756	R$ 89.320,22
45002	RUA LUIZ FRANÇA	170	CAJURU	CURITIBA	PR	21600620036015	R$ 33.187,03
49088	AVENIDA ANITA GARIBALDI	351	JUVEVE	CURITIBA	PR	14000970782019	R$ 37.377,88
49909	AVENIDA 15 DE DEZEMBRO ESQ. C/ SOCRATES DINIZ	0	CENTRO	ANÁPOLIS	GO	4012670168000	R$ 40.411,23
51098	RUA TEODORO RISDEN	670	IMPERATRIZ	FOZ DO IGUAÇU	PR	6636020251001	R$ 34.103,39
52018	RUA 3 ESQ. C/ RUA 7	700	CENTRO	GOIANIA	GO	40105303830013	R$ 659.166,83
52477	RUA MARECHAL JOSE B. BORMANN	72	CENTRO	CHAPECÓ	SC	101000024000026000	R$ 237.462,92
52920	RUA DOMINGOS MIAO	81	RIBEIRÃO MARINGÁ	MARINGÁ	PR	29273650	R$ 273.827,48
54410	AVENIDA GETULIO VARGAS	222	CENTRO	CRICIÚMA	SC	0.33.14.1700.001.001	R$ 135.477,34
55373	SHI/SUL, QI 21, CONJUNTO G	0	LAGO SUL	BRASÍLIA	DF	30999553	R$ 39.363,17
56805	RUA VENÂNCIO AIRES	0	SANTA MARIA	SANTA MARIA	RS	57796000	R$ 117.206,57
56830	RUA XV DE NOVEMBRO	142	CENTRO	RIO DO SUL	SC	1010060226001000 994340	R$ 387,74
58454	SEPN 508, LOTE 9, ASA NORTE	0	BRASÍLIA	BRASÍLIA	DF	9205470	R$ 7.113,76
60050	SHI/NORTE, CA 08, CONJUNTO 06, BLOCO A	0	LAGO NORTE	BRASÍLIA	DF	46351663	R$ 211.664,26
63799	AVENIDA BRASIL	1420	CENTRO	BALNEÁRIO COMBURIU	SC	1020530054003	R$ 51.773,04
71485	RUA MIGUEL JOSE JORGE ABRAÃO	306	-	MARINGÁ	PR	5005700	R$ 25.165,48
84040	SQS 407, ENTRADA DA QUADRA	0	BRASILIA	BRASILIA	DF	5700531	R$ 26.489,83
86389	RUA PEDRO VIRIATO PARIGOT DE SOUZA	4120	ORLEANS	CURITIBA	PR	77700790564003000	R$ 245.921,27
94114	RUA ELESBÃO MURTINHO	380	UNIVERSITÁRIO	CAMPO GRANDE	MS	8780080060	R$ 128.147,96
95454	LOTE 02	0	SUDOESTE	BRASÍLIA	DF	45764875	R$ 480.787,10
98384	SHI/SUL QI 26, CONJUNTO A	0	LAGO SUL	BRASÍLIA	DF	30046947	R$ 158.232,55
100213	ESTRADA JUCA BATISTA	0	IPANEMA	PORTO ALEGRE	RS	6967450	R$ 2,68
100429	AVENIDA PROTASIO ALVES	0	ALTO PETRÓPOLIS	PORTO ALEGRE	RS	1743252	R$ 48.853,06

MADEM CONSULTORIA 2/4

CORPART 5- REAL PROPERTIES *ANNEX III*

BASE – REAL PROPERTY							
Registration	District	N.	District	Municipality	UF	IPTU Registration	Book Value
102958	EQ C-10 E EQ C-11	0	TAGUATINGA	BRASÍLIA	DF	23200081	R$ 46.086,84
106390	ENTREQUADRA EQS 112 E EQS 113	0	BRASILIA	BRASILIA	DF	30907845	R$ 202.303,38
121436	AVENIDA BORGES DE MEDEIROS	512	MATRIZ	PORTO ALEGRE	RS	365823	R$ 5.113.798,96
126593	AREA ESPECIAL 19	0	TAGUATINGA	BRASÍLIA	DF	45757887	R$ 149.581,87
136846	RUA RUI BARBOSA	3040	CENTRO	CAMPO GRANDE	MS	15340080019	R$ 853.756,79
176235	AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	BRASÍLIA	DF	47283831	R$ 154.787,37
176236	AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	BRASÍLIA	DF	47287640	R$ 125.512,02
101109; 130952; 130951; 130950; 130953; 130954; 130955; 130957; 130960; 130961; 130962; 130963; 130964; 130966; 130967	SCS, QUADRA 02, BLOCO E, EDIFÍCIO PROJEÇÃO 21, ASA SUL (),	0	BRASÍLIA	BRASÍLIA	DF	48381868	R$ 3.603.716,04
101725; 101724; 101723; 101722; 100058; 98097; 30970; 26695; 26313; 25483; 25784; 16753	AVENIDA APARICIO BORGES	1241	PARTENON	PORTO ALEGRE	RS	562025	R$ 110.782,54
1081; 29232	RUA PRESIDENTE KENNEDY	170		CAMPO LARGO	PR	1010350375000000	R$ 20.923,60
11215; 11216; 11217; 11218; 12790	AVENIDA SILVA JARDIM	3019	ÁGUA VERDE	CURITIBA	PR	90003000800080000	R$ 101.752,79
13671; 13497	RUA VICENTE MACHADO	1646		GUARAPUAVA	PR	16430010	R$ 52.259,69
141337; 141119; 141118	AVENIDA T-2	1270	ST. BUENO	GOIÂNIA	GO	30308900500008	R$ 87.873,36
22425; 4696; 4695; 17677	RUA VEREADOR ROMEU LAURO WERLANG	1055	CENTRO	FRANCISCO BELTRÃO	PR	01070000176000007000	R$ 47.713,74
2247; 2248; 2249; 2250	RUA 9	0	ST. AEROVIÁRIO	GOIÂNIA	GO	41303301530004	R$ 274.726,81
24066; 24067; 24068; 24069; 24070; 24071; 24072; 24073; 240 74; 240 75; 24076; 24077; 24078; 24079; 24080; 24081; 24082; 24083; 24084; 24085; 24086; 24087; 24088	RUA DES. GIL COSTA	472	ESTREITO	FLORIANÓPOLIS	SC	51200670235001286	R$ -
2657; 78045; 78044; 78047; 78043; 78050; 78051; 78049; 78048; 78052; 78053; 78054; 78055	SCN, QUADRA 03, BLOCO A, ASA NORTE	0	BRASÍLIA	BRASÍLIA	DF	48003506	R$ 4.877.446,82
33350; 33352; 33351; 33347; 33348; 33349	AV BRASIL	371	PONTA AGUDA	BLUMENAU	SC	28299	R$ 21.968,69
3949; 3959	AVENIDA BRASIL	378	CENTRO	RIO BRANCO	AC	100200140174002	R$ 204.931,42
43708; 58948	RUA NEO ALVES MARTINS	2250		MARINGÁ	PR	1072000	R$ 408.126,69
43931; 43010; 43014; 43009	RUA XV DE NOVEMBRO	0	SEDE -CTMR	PELOTAS	RS	0.928119; 2008220	R$ -
45696; 36935; 41051; 38897; 42073	AVENIDA LAGOA VERMELHA	0	Parque São Paulo	CASCAVEL	PR	016100A100070000	R$ 39.140,34
67820; 63966; 15208; 15209	RUA MAJOR CAPILE	735	JARDIM CARAMURU	DOURADOS	MS	20111060000	R$ 98.047,15
90975; 95404	RUA PRINCESA IZABEL	157	CENTRO	JOINVILLE	SC	13.20.23.69.0256.0000; 13.20.23.69.0178.0000	R$ 233.061,77
TOTAL							**R$ 31.242.354,88**

MADEM CONSULTORIA 3/4

CORPART 5- REAL PROPERTIES *ANNEX III*

BASE – PERSONAL PROPERTY					
Address	N.	District	Municipality	UF	Book Value
(empty)	1100205	(empty)	-	RO	BRL 199,77
	2704302	(empty)	BENS DE MASSA - CD	AL	BRL 34,83
	3304557	(empty)	CENTRAL TELEF	RJ	BRL 7.479,43
	4106902	(empty)	CTA PA	PR	BRL -
	4202404	(empty)	(empty)	SC	BRL 37.090,64
	5103403	(empty)	CENTRAL TELEF	MS	BRL 4.610,96
	(empty)	(empty)	-	SP	BRL 977,56
AV BORGES DE MEDEIROS	512	CENTRO HISTÓRICO	PORTO ALEGRE	RS	BRL 2.405.075,29
AV BRASIL	381	CENTRO	RIO BRANCO	AC	BRL 154.482,80
Estação carregada manual. Carga PM. Ajustar	(empty)	(empty)	Endereço Genérico	TO	BRL 32.728,22
QD SCS QUADRA 2 BLOCO E	31323	ASA SUL	BRASÍLIA	DF	BRL 1.656.630,95
R 3 Q 8	0	SETOR CENTRAL	GOIÂNIA	GO	BRL 267.601,44
R RUI BARBOSA	3040	CENTRO	CAMPO GRANDE	MS	BRL 837.846,76
R STOS DUMONT	139	CENTRO	FLORIANÓPOLIS	SC	BRL 820.253,57
R VSC DE NACAR	1415	CENTRO	CURITIBA	PR	BRL 1.251.878,75
TOTAL					**BRL 7.476.890,97**

MADEM CONSULTORIA 4/4

COMMERCIAL PROPOSAL MA-0003/19 – CONTRACT SAP 4600049550

VALORE CONSULTORIA E AVALIAÇÕES : MEDEN CONSULTORIA

January 08, 2019
Att.: Mr. Antonio Carlos Correa Neto
Oi S.A. - Under Court-Supervised Reorganization

Address Rua Humberto de Campos, 425 / 5º e 7º andar - Leblon

Dear Sir. Antonio Carlos

We would like to thank you for your invitation and we are pleased to present our service proposal for SAP Contract N. 4600049550.

1. Project description

1.1. Understanding the Situation

Oi S.A. - Under Court-Supervised Reorganization, ("Oi") is under a court reorganization proceeding in its economic group and sought Meden to prepare the relevant appraisal report.

1.2. Project scope

Preparation of an appraisal report on the book shareholders' equity value of COPART 5 - Participações S.A. - Under Court-Supervised Reorganization ("COPART 5"), for the purpose of merger by Oi in order to comply with articles 226 and 227 of Act 6.404/76 ("Corporations Act"), subject to the provisions of CTG 2002/18.

1.3. Documentation for project preparation and execution conditions

- By-laws of the company;
- Analytical interim balance sheet of the company, subject to the evaluation on the base date in Excel format;
- Audited financial statements for the last financial year;
- Bank statements;
- Analytical spreadsheet of Accounts Receivable and calculation of fair value;

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COMMERCIAL PROPOSAL MA-0003/19 – CONTRACT SAP 4600049550

VALORE CONSULTORIA E AVALIAÇÕES : MEDEN CONSULTORIA

- Spreadsheet containing the data of the loan granted to the related parties, copy of the contract and calculation of the fair value;
- Analytical list of real properties classified as Investment Property containing the details thereof, extracted from the equity and accounting controls and reconciled with the accounting;
- Recent valuation report on the Company's real properties;
- Spreadsheet containing the data of the loan contracted with third parties, copy of the contract and calculation of the fair value;
- Corporate act that approved the distribution of dividends payable and a spreadsheet showing the beneficiaries;
- After receiving the documentation requested above, Meden will request supporting documents that it deems necessary in order to, on a test basis, constitute the evidence on internal controls; and
- Other documents that may be necessary in the course of the project.

1.3.1. In case the necessary documents for the execution of the service, as described in the clause above, are not provided by the client in a satisfactory way and its obtaining or preparation results in additional working hours, the referred amount of hours shall be calculated and charged according to the value of the current fees.

2. Presentation of the Service

Meden will send its final report in physical and electronic document in PDF - Portable Document Format according to CTG 2002/18 and it shall be sent to the applicant of the proposal or representative indicated by him.

It should be noted that delivery of the report is conditional upon receipt by Meden, on the same date, of the Letter of Representation signed by the Company's Management.

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COMMERCIAL PROPOSAL MA-0003/19 – CONTRACT SAP 4600049550

VALORE CONSULTORIA E AVALIAÇÕES : MEDEN CONSULTORIA

3. **Term**

3.1. The term for execution of the above scope is 7 (seven) days after receipt of the information on the base date intended for the operation.

3.2. The services shall start upon express acceptance of this proposal and access to the information requested.

4. **Fees**

4.1. Due to the scope of the technical services and considering the complexity of the work, the value for Meden's performance was budgeted at **BRL 21,000.00 (twenty-one thousand reais)** for the entire project.

- **The amount described includes the applicable taxes.**
- Travel and accommodation expenses, if necessary, should be reimbursed by the contractor.

4.2. The payment of Meden's fees shall be made in accordance with Clause 6 of SAP contract 4600049550.

4.3. The activities not described in the scope of this proposal that may be demanded by the Customer will be charged upon issuance of an activity report by Meden and will be charged as additional hours calculated according to the value of the fees in force.

5. **Work Schedule**

The present proposal is valid for 30 (thirty) days, counted from its submission, and after this period Meden can change any terms and conditions stipulated herein.

6. **Confidentiality**

Meden is responsible for keeping confidential and secret, for an indefinite period of time, any and all information that you have access to during the execution of the services.

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COMMERCIAL PROPOSAL MA-0003/19 – CONTRACT SAP 4600049550

VALORE CONSULTORIA E AVALIAÇÕES : MEDEN CONSULTORIA

For this purpose, information including, but not limited to: databases, reports, financial data; contract information and other information obtained orally, in writing, recorded or otherwise disclosed by the client shall be considered confidential.

7. General Conditions

7.1. The schedule of services relevant to the contracted service shall be defined immediately after acceptance of this proposal.

7.2. As described, the scope of this work shall be executed based on information provided by the client. It should be noted that it shall not be subject to review and/or audit by Meden in order to express an opinion on them. However, we shall observe in a holistic way the internal coherence thereof.

7.3. The undertaking arising from this proposal to provide services may be terminated by mutual agreement of the Parties. In this case, interruption of the services in course shall entail payment of an amount proportional to the work performed to Meden, in accordance with the fees established in Clause Four.

7.4. Our fees do not include travel and accommodation expenses when incurred outside the State of Rio de Janeiro. If these are necessary for the performance of the services, they shall be charged separately by means of a debit note, however, subject to the client's prior approval. Nevertheless, it should be noted that these shall be duly controlled based on the submission of receipts / vouchers and incurred exclusively in situations inherent to the provision of our services.

7.5. The parties hereby elect the forum of the Capital of the City of Rio de Janeiro, excluding any other, no matter how privileged it may be, as solely competent to settle disputes resulting from the application of this contract, as well as all cases not provided for in this instrument.

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COMMERCIAL PROPOSAL MA-0003/19 – CONTRACT SAP 4600049550

VALORE CONSULTORIA E AVALIAÇÕES : MEDEN CONSULTORIA

8. Acceptance and Contract

This proposal constitutes a reliable agreement between the parties on the subject matter thereof. In order to be considered accepted, the proposal must be signed by the legal representative of the requesting company accompanied by all the necessary documentation to start the work.

Once the contractor has accepted this proposal, it shall take the form of a contract, in accordance with the civil legislation in force.

Yours sincerely,

ANTONIO NICOLAU

Managing Partner

Accepted: Rio de Janeiro, 2019.

Legal representative

Office:

CNPJ:

Witness 1:
CPF:

Witness 2:
CPF:

6